UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

PROVIDENT FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

239 Washington Street Jersey City, New Jersey 07302

Dear Fellow Stockholder:

I am pleased to invite you to participate in the 2025 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held virtually on Thursday, April 24, 2025, at 10:00 a.m., local time. Information on how you can participate in the virtual Annual Meeting can be found on page 71 of the proxy statement.

At our Annual Meeting you will be asked to elect four directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to participate in the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone, or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers, and employees of Provident Financial Services, Inc., we thank you for your continued support.

Sincerely,

Christopher Martin

Executive Chairman

March 12, 2025

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Notice of

Annual Meeting
of Stockholders

Virtual Meeting Information

THURSDAY, APRIL 24, 2025

10:00 a.m., Eastern Standard Time

www.virtualshareholdermeeting.com/PFS2025

NOTICE IS HEREBY GIVEN THAT the 2025 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held in a virtual format on Thursday, April 24, 2025, at 10:00 a.m., Eastern Standard Time to consider and vote upon the following matters:

1.	The election of four nominees named in the attached Proxy Statement to serve as directors, each for a three-year term.
2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.
3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.
4.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The Board of Directors of Provident Financial Services, Inc. established February 28, 2025 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

You may participate in the virtual Annual Meeting via the internet at www.virtualshareholdermeeting.com/PFS2025 by using the 16-digit control number included on your proxy card, voting instruction form or notice received by you.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone, or mail, as applicable. Stockholders of record who participate in the Annual Meeting may vote electronically, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

Bennett MacDougall, Esq.

Corporate Secretary

Jersey City, New Jersey

Review your proxy statement and vote in one of four ways:

INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	DURING THE ANNUAL MEETING www.virtualshareholdermeeting.com/PFS2025

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.

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Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders via the Internet. As a result, beginning on or about March 12, 2025, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, via the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card, and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials
for the 2025 Annual Meeting of Stockholders to be Held in a Virtual Format on April 24, 2025.
Our Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com.

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Proposal 1 Election of Directors

General

The Board of Directors of Provident Financial Services, Inc. (“Provident” or “company”) currently consists of fourteen members and is divided into three classes, with one class of directors elected each year. Each member of our board of directors also serves as a director of Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified.

Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated James P. Dunigan, Matthew K. Harding, Anthony J. Labozzetta and Robert E. McCracken for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and Provident Bank, and other than Flynn, Gragnolati, Hanson, McCracken and Shara, each nominee was previously elected by our stockholders. Flynn, Gragnolati, Hanson, McCracken and Shara were appointed to the boards of directors of Provident and Provident Bank in accordance with the terms of Provident’s acquisition of Lakeland Bancorp, Inc. (“Lakeland”), where Flynn, Gragnolati, Hanson, McCracken and Shara were members of the board of directors. No arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for any or all of the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications. Collectively, they have a strong knowledge of our company’s business, strategy, and markets and are committed to enhancing long-term stockholder value. As a result of a merger with Lakeland, the board welcomed five new members from the legacy Lakeland Board of Directors, including Thomas J. Shara, Brian M. Flynn, Brian A. Gragnolati, James E. Hanson II and Robert E. McCracken.

Our Governance/Nominating Committee is responsible for identifying and selecting director candidates whose skills meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of perspectives of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for, attend and participate in meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert.

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The age and business experience of each of our nominees for election as directors, and our incumbent directors, and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

Nominees:

JAMES P. DUNIGAN
INDEPENDENT Director since: 2018 Term Expires: 2025 Age 72 Committees: • Compensation and Human Capital • Enterprise Risk • Governance/Nominating

Biography:

Mr. Dunigan has over 30 years of financial services and investment industry experience having served in executive leadership roles with PNC Asset Management Group, and as Interim Chief Investment Officer of the Pennsylvania State Treasury. Mr. Dunigan is Chairman of the Board of Trustees of Founding Forward (formerly the Legacy Foundation of the Union League of Philadelphia). His extensive experience in the financial services industry, and particularly in asset and wealth management, is a strategic asset to the board of directors.

MATTHEW K. HARDING
INDEPENDENT Director since: 2013 Term Expires: 2025 Age 61 Committees: • Compensation and Human Capital • Finance • Technology

Biography:

Mr. Harding is Chief Executive Officer and a member of the Board of Directors of Levin Management Corporation, a leading retail real estate services firm. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation and as a member of the Board of Trustees of the Gill St. Bernard’s School. Mr. Harding’s experience provides our board of directors with a comprehensive understanding of the real estate markets from both a competitive and a credit risk perspective.

ANTHONY J. LABOZZETTA
PRESIDENT & CEO Director since: 2020 Term Expires: 2025 Age 61

Biography:

Mr. Labozzetta has been President and Chief Executive Officer of Provident and Provident Bank since January 2022. Prior to that time, he served as President and Chief Operating Officer of Provident and Provident Bank since August 2020. He was previously President and Chief Executive Officer of SB One Bancorp and SB One Bank since January 2010 and was formerly Executive Vice President of TD Bank from 2006 to 2010. Prior to his banking career, he was a certified public accountant with Deloitte LLP. Mr. Labozzetta’s over 30-year banking experience brings executive leadership experience and an extensive and diverse knowledge of the banking business to our board of directors.

ROBERT E. MCCRACKEN
INDEPENDENT Director since: 2024 Term Expires: 2025 Age 67 Committees: • Compensation and Human Capital • Governance/Nominating

Biography:

Mr. McCracken is the sole managing member and owner of REM, LLC and the President of Smith-McCracken and Wood Funeral Homes. He serves as Chairman of the Atlantic Health System Board of Trustees. Mr. McCracken previously served as a director for the former Newton Financial Corp. and Newton Trust Co. and previously served on the boards of directors of Lakeland and Lakeland Bank. Mr. McCracken’s business experience as an owner and operator of various businesses and experience in the real estate markets in northern New Jersey provides the company valuable insight into current markets.

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Incumbent Directors:

FRANK L. FEKETE
INDEPENDENT Director since: 2003(1) Term Expires: 2025 Age 73 Committees: • Audit • Finance • Governance/Nominating

Biography:

Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He is the immediate past Chairman of the Board of Trustees of the Hackensack Meridian Health Network. He serves as a member of the Board of Trustees of John Cabot University in Rome, Italy, and formerly served as chair of the Board of Trustees of St. Peter’s University. He has over 40 years of public accounting experience, including supervision of audits of public companies. His experience benefits our board of directors in its oversight of audit, financial reporting and disclosure issues, and Mr. Fekete qualifies as an Audit Committee financial expert. Mr. Fekete is not standing for re-election and will retire from the board of directors following the Annual Meeting.

(1)	Mr. Fekete has served on the board of directors of Provident Bank since 1995.

BRIAN M. FLYNN
INDEPENDENT Director since: 2024 Term Expires: 2027 Age 65 Committees: • Audit • Finance • Governance/Nominating

Biography:

Mr. Flynn is a certified public accountant and a member of the Board of Directors of PKF O’Connor Davies. Mr. Flynn previously served on the boards of directors of Hudson United Bank, TD Banknorth and Lakeland and Lakeland Bank. Mr. Flynn has more than 40 years of public accounting experience and his extensive experience in auditing and financial reporting brings in-depth knowledge to the board of directors. Mr. Flynn qualifies as an Audit Committee financial expert.

URSULINE F. FOLEY
INDEPENDENT Director since: 2019 Term Expires: 2027 Age 64 Committees: • Enterprise Risk • Finance • Technology

Biography:

Ms. Foley has over 30 years of global experience in financial services and technology, having most recently served as Chief Corporate Operations Officer, Chief Information Officer, Chief Data Officer, and Managing Director with XL Group. Ms. Foley is a member of the Board of Directors of Greenlight Re, a global specialty property and casualty reinsurer. She also serves on several not-for-profit and advisory boards, including the Connecticut Chapter of the National Association of Corporate Directors and the PACE Seidenberg University Cyber Security Board. Ms. Foley’s extensive global experience in financial services, technology, cyber risk, and data security strengthens our board’s breadth of talent and depth of knowledge.

BRIAN A. GRAGNOLATI
INDEPENDENT Director since: 2024 Term Expires: 2026 Age 67 Committees: • Audit • Enterprise Risk • Technology

Biography:

Mr. Gragnolati is President and CEO of Atlantic Health System. Mr. Gragnolati is also former Chairman of the Board of Trustees of the American Hospital Association, and a member of the American Hospital Association Advisory Council to the FBI. He serves as Executive Partner of Concord Health Partners and serves as a Director of Revology. Prior to his tenure at Atlantic Health, he served as Senior Vice President, Community Division of Johns Hopkins Medicine and as President and CEO of Suburban Hospital. He also previously held executive positions at various medical organizations. Mr. Gragnolati previously served on the boards of Lakeland and Lakeland Bank. Mr. Gragnolati’s experience in business, executive management and finance is beneficial to the company.

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JAMES E. HANSON II
INDEPENDENT Director since: 2024 Term Expires: 2027 Age 66 Committees: • Compensation and Human Capital • Enterprise Risk • Technology

Biography:

Mr. Hanson is President and Chief Executive Officer of The Hampshire Companies. He oversees the operation and investment activities of The Hampshire Companies and its Funds and Direct Investment Vehicles. Mr. Hanson is currently a Council Member of the New Jersey State Investment Council; President of the Palisades Interstate Park Commission and a director of the United Hampshire U.S. REIT Management Pte, Ltd.; and the REIT manager of United Hampshire US Real Estate Investment Trust publicly listed on the Singapore Stock Exchange. Mr. Hanson previously served on the boards of directors of Lakeland and Lakeland Bank. Mr. Hanson’s over 40 years of real estate investment management and operational experience provides the company valuable strategic insight.

EDWARD J. LEPPERT
INDEPENDENT Director since: 2020 Term Expires: 2026 Age 64 Committees: • Audit • Compensation and Human Capital • Finance

Biography:

Mr. Leppert is a certified public accountant and founder of Leppert Group LLC and has been in public practice since 1986. He was formerly Chairman of the board of both SB One Bancorp and SB One Bank. His experience with audit, financial reporting, sustainability, and disclosure issues, as well as his knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to the board of directors. Mr. Leppert qualifies as an Audit Committee financial expert.

NADINE LESLIE
INDEPENDENT Director since: 2021 Term Expires: 2026 Age 61 Committees: • Audit • Enterprise Risk

Biography:

Ms. Leslie is the President and Chief Executive Officer of Middlesex Water Company. She previously served as Chief Executive Officer of SUEZ North America, a water and waste services company. Ms. Leslie currently serves on the Board of Trustees of Hackensack Meridian Health network and the Board of Directors of SYENSQO, a Belgian multinational materials company. She previously served on the Board of Directors of Seven Seas Water Group and Montclair State University Foundation. Ms. Leslie’s extensive industry experience leading a regulated organization with vast operations and multiple business units strengthens our board’s breadth of talent and depth of knowledge.

CHRISTOPHER MARTIN
EXECUTIVE CHAIRMAN Director since: 2005 Term Expires: 2027 Age 68

Biography:

Mr. Martin has served as Executive Chairman since January 2022. Prior to that time, he served as Chairman and Chief Executive Officer of Provident and Provident Bank since August 2020. He previously served as Chief Executive Officer and President since September 2009. He serves on the Board of Directors of the Federal Home Loan Bank of New York and previously served on the Board of Directors of the New Jersey Bankers Association. Mr. Martin’s extensive executive leadership and banking experience and his knowledge of financial markets and investments enhance the breadth of experience of our board of directors.

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JOHN PUGLIESE
INDEPENDENT LEAD DIRECTOR Director since: 2014 Term Expires: 2027 Age 65 Committees: • Governance/Nominating • Technology

Biography:

Mr. Pugliese previously served as Chief Executive Officer of Motors Management Corporation. Prior to that, he served as EVP and Head of Retail Banking for the Bank of New York Mellon. Mr. Pugliese is a member of the Board of Directors of Computershare Trust Company, NA and a former member of the Board of Trustees of St. Peter’s Prep. He formerly served as Chairman of the Board of Directors of Buzz Points (formerly Fisoc, Inc.), and as a member of the Board of Directors of Vertose Company, Ltd. He previously served as Chairman of the Better Business Bureau of Metropolitan New York, and as Chairman of Team Capital Bank, as well as on the Board of Regents of St. Peter’s University. Mr. Pugliese’s extensive banking and management experience and knowledge of the retail credit markets enhances the overall experience and qualifications of our board of directors.

THOMAS J. SHARA
EXECUTIVE VICE CHAIRMAN Director since: 2024 Term Expires: 2026 Age 67

Biography:

Mr. Shara has served as Executive Vice Chairman since May 2024. Prior to that time, he served as President and Chief Executive Officer of Lakeland and Lakeland Bank. Mr. Shara previously served on the boards of directors of Lakeland and Lakeland Bank. Prior to joining Lakeland Bank, Mr. Shara served as President and Chief Lending Officer of TD Bank’s Mid-Atlantic Division. Mr. Shara serves on the Board of Trustees of the Boys and Girls Club of Paterson and Passaic, New Jersey, the Board of Directors of the Commerce and Industry Association of New Jersey, and is former Chairman of the New Jersey Bankers Association. He also serves on the Board of Governors of the Ramapo College Foundation and is a Foundation Officer on the board of trustees of Chilton Medical Center Foundation. Mr. Shara’s over 40 years of experience in the banking industry and knowledge of local markets provides a broader market perspective to the board of directors.

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Executive Officers

The age and business experience of Provident’s executive officers who are not directors are as follows:

James A. Christy

Age 57

Mr. Christy has been Executive Vice President and Chief Risk Officer of Provident Bank since February 2018, and prior to that time, he was Senior Vice President and Chief Risk Officer since January 2012.

Adriano M. Duarte

Age 53

Mr. Duarte was appointed to the role of Executive Vice President and Chief Accounting Officer of Provident Bank in April 2023, and was formerly Senior Vice President and Controller of Provident Bank since January 2021.

William J. Fink

Age 66

Mr. Fink has been Executive Vice President and Chief Lending Officer of Provident Bank since January 2025. Prior to that time, he served as Executive Vice President and Head of TD’s U.S. Middle Market Banking and Commercial Bank Strategic Partnerships.

Vito Giannola

Age 48

Mr. Giannola has been Executive Vice President and Chief Banking Officer since May 2024. Previously he was Executive Vice President and Chief Retail Banking Officer since August 2020. Prior to that time, he was Senior Executive Vice President and Chief Banking Officer of SB One Bank since March 2018.

George Lista

Age 65

Mr. Lista has been President and Chief Executive Officer of Provident Protection Plus, Inc. (formerly SB One Insurance Agency, Inc.), a wholly owned subsidiary of Provident Bank, since 2001. Mr. Lista has over 35 years of experience in the insurance industry.

Thomas M. Lyons

Age 60

Mr. Lyons has been Senior Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2019, and prior to that time, he was Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2011.

Bennett MacDougall

Age 53

Mr. MacDougall has been Executive Vice President, General Counsel, and Corporate Secretary of Provident since August 2023. Prior to that time, he was Senior Vice President of Provident, General Counsel of Provident Bank, and General Counsel of Beacon Trust since August 2021. Prior to that time, he was a Managing Director of BNY.

Timothy J. Matteson

Age 55

Mr. Matteson has been Executive Vice President and Chief Administrative Officer since May 2024. Prior to that time, he was Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary for both Lakeland and Lakeland Bank.

Valerie O. Murray

Age 50

Ms. Murray has been President of Beacon Trust Company, a wholly-owned subsidiary of Provident Bank, since February 2017, and Executive Vice President and Chief Wealth Management Officer of Provident Bank since January 2019. Prior to that time, she was Senior Vice President and Chief Wealth Management Officer of Provident Bank since February 2017. She previously served as Chief Operating Officer of Beacon Trust Company since January 2016.

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James M. Nigro

Age 57

Mr. Nigro has been Executive Vice President and Chief Credit Officer since May 2024. Prior to that time, he was Executive Vice President and Chief Risk Officer at Lakeland Bank since 2016.

Carolyn Powell

Age 59

Ms. Powell has been Executive Vice President and Chief Human Resources Officer since March 2020. She previously served as Vice President, Human Resources for Conduent, a leading business services and solutions company since 2017.

Walter Sierotko

Age 61

Mr. Sierotko has been Executive Vice President and Head of Commercial Real Estate since May 2024. Prior to that time, he was Executive Vice President and Chief Lending Officer since April 2020.

Ravi Vakacherla

Age 52

Mr. Vakacherla has been Executive Vice President and Chief Digital and Innovation Officer since July 2022. Prior to that time, he was Executive Vice President and Chief Transformation Officer with People’s United Bank.

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About Our Company

For more than 185 years, Provident has served individuals, families, and businesses in our local communities and created lasting value for our stakeholders, including our customers, employees, stockholders, and communities. We are proud of the involvement of every Provident director, officer, and employee in our commitment to sustainability and good governance. It is this dedication that creates long term benefits to Provident and its stakeholders and allows us to live up to our brand promise – “Commitment you can count on.”

Our board of directors and management are devoted to maintaining sound corporate governance and sustainability principles and the highest standards of ethical conduct. The board’s main responsibility is the oversight of the company’s management team, and the board has taken measures to ensure that the board’s composition, organization, and operation are designed to deliver strong performance for the company’s stockholders. We follow all applicable corporate governance laws and regulations.

Our company is keenly aware of its responsibilities as a good corporate citizen to all its stakeholders: its customers, employees, stockholders, and the communities we serve. Among these responsibilities are the maintenance of ethical business practices in our everyday business dealings, adherence to transparency in our corporate governance protocols.

Sustainability and Governance

BOARD OVERSIGHT

The Governance/Nominating Committee oversees Sustainability and Governance efforts, supported by the Compensation and Human Capital, and Enterprise Risk Committees. Formed in 2021, the Sustainability and Governance Committee (formerly the ESG Committee), includes senior representatives and provides guidance on best practices, regulatory developments, and corporate governance.

COMMITMENT TO OUR COMMUNITIES

Employee Experience

Provident employs approximately 1,754 staff. Recruitment spans colleges, career fairs, and underrepresented talent pools. Onboarding has been automated, and employee progress is monitored to ensure cultural fit and satisfaction.

Talent Development and Leadership Programs

Leadership engages with employees on career paths, performance goals, and leadership potential. Programs like Provident LEAD provide training for future leaders, while succession plans ensure continuity. Internship programs offered 32 students in 2024 hands-on experience and mentoring.

Provident leadership engages in development discussions with employees to better clarify career paths, shares general feedback, and creates plans to help employees reach their career aspirations and achieve performance goals. Provident works with its leaders to help identify and cultivate employees that exhibit the guiding principles all future Provident leaders should exemplify. We also continually evaluate succession plans to ensure smooth continuity of leadership.

Employee Recognition and Volunteer Programs

Programs such as R.O.C. Awards and “Commit to Care” recognize exceptional employees and encourage community engagement. Employees receive paid volunteer time, contributing over 12,000 hours to 128 organizations in 2024.

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Employee Benefits and Well Being

Provident supports employees with flexible work arrangements, retirement contributions, tuition assistance, and a student loan repayment program. Wellness initiatives include health savings contributions, wellness programs, and mental health support.

Backgrounds and Experiences

Provident’s hiring, training, and recognition programs benefit employees from various backgrounds and with diverse experiences. The company partners with INROADS to hire interns with a broad range of experiences and skillsets. Among other groups, ProvidentWomen supports women’s professional growth, while Provident Salutes honors veterans, fostering inclusion and community outreach. As of December 31, 2024, 66% of Provident’s employees are women.

Philanthropy

The Provident Bank Foundation, established in 2003 with $24.7 million, has granted over $32 million to impactful non-profit organizations within our communities. In 2024, it funded 96 grants totaling $850,450, focusing on community enrichment, education, and health. A three-year strategic plan aims to optimize giving and long-term community investment.

Supporting Affordable Housing

The Community Reinvestment Act (“CRA”) encourages depository institutions to help meet the credit needs of the communities in which they operate, including low- and moderate-income neighborhoods, consistent with safe and sound banking operations.

Among its recent CRA activities, in 2024 the company awarded approximately $1,000,000 in funding multiple organizations as part of the New Jersey Department of Community Affairs and Neighborhood Revitalization Tax Credit Program. The nonprofit organizations used the funding to implement revitalization plans addressing housing and economic development, providing opportunities for entrepreneurs to start businesses and job training for local residents, as well as complementary activities such as social services, recreation activities, and open space improvements.

Similarly, Provident Bank has donated over $571,000 to more than a hundred worthy nonprofit organizations. Furthermore, Provident Bank participated in the NY Federal Home Loan Bank’s Small Business Recovery Grant program, distributing $50,000 in funding to four nonprofits and eleven small businesses that have encountered economic challenges due to inflation, rising costs of energy, the interest rate environment, and other financial constraints.

Sustainable Operations

Provident integrates sustainability into operations, focusing on recycling, waste reduction, and carbon footprint reduction. Efforts include renewable energy certificates (RECs) offsetting over 16 million kWh of electricity (equivalent to 1,237,106 gallons of gasoline) and recycling programs with significant environmental benefits.

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Board Composition and Skills

BOARD COMPOSITION

(1)	Mr. Fekete has served on the board of directors of Provident Bank since 1995.

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BOARD SKILLS

The following matrix provides information regarding members of our board of directors, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of them which our board has determined to be relevant to our business and structure. The matrix does not include all of the knowledge, skills, experiences, or attributes of our directors, and the fact that a particular skill is not listed does not mean that a director does not possess the skill. In addition, the lack of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director is unable to contribute to the decision-making process in that area. The degree and type of knowledge, skills, and experience listed below may vary among the board members.

SKILLS
DIRECTORS	Audit/ Financial	Commercial Real Estate Knowledge	Sustainability and Governance	Executive Experience	Industry Knowledge	Risk	Technology/ Cyber
James P. Dunigan
Frank L. Fekete
Ursuline F. Foley
Brian M. Flynn
Brian A. Gragnolati
James E. Hanson, II
Matthew K. Harding
Anthony J. Labozzetta
Edward J. Leppert
Nadine Leslie
Christopher Martin
Robert E. McCracken
John Pugliese
Thomas J. Shara

Board Leadership Structure

Our board of directors believes that having an Executive Chairman, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for our company. Frank L. Fekete is not standing for re-election and will retire from the board of directors following the Annual Meeting. John Pugliese currently serves as the Lead Director. Christopher Martin serves as our Executive Chairman. Our board of directors has determined that the Executive Chairman, working with the President and Chief Executive Officer, is most knowledgeable about our business and corporate strategy, and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Executive Chairman of the schedule for such executive sessions.
•	With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director, together with the other non-management directors, provide the Executive Chairman and the President and Chief Executive Officer with timely feedback from the executive sessions.
•	Acts as the principal liaison between the non-management directors and the Executive Chairman and the President and Chief Executive Officer on issues relating to the working relationship between our board and management, including providing input as to the quality and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.
•	Provides input to the Executive Chairman regarding board meeting agendas and meeting materials based on requests from the non-management directors.
•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

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Corporate Governance

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met fourteen times in 2024. There are six standing committees of the board of directors: the Audit, Compensation and Human Capital, Finance, Governance/Nominating, Enterprise Risk, and Technology Committees. The Board of Directors of Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2024. When the Provident and Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2024. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 25, 2024 participated in the meeting which was a virtual only meeting.

The six standing committees are described in greater detail below, including the names of the committee chairs and the directors currently serving on the committees, a summary of each committee’s duties and responsibilities and notes regarding the number of meetings held in 2024.

The following are some additional key features of our corporate governance practices:

•	Our board conducts an annual evaluation of the performance of the board and its committees.
•	The board reviews management talent and executive succession planning on a regular basis.
•	Our board regularly focuses on strategy with management and annually meets off-site for strategy formation and updates.
•	We have robust stock ownership guidelines for our directors and named executive officers.
•	Our board has oversight of risk management with a focus on the significant risks facing our company, including cyber risks.
•	We regularly invite industry experts to meet with our board regarding key market developments.
•	Although there are no term limits for directors, we value board refreshment. The merger with Lakeland added five of our fourteen directors to the board in the last year.

AUDIT COMMITTEE

Composition	Duties and Responsibilities	2024 Meetings and Charters

Committee Chair: Mr. Leppert

Other Committee Members: Messrs. Flynn, Fekete, Gragnolati, and Ms. Leslie.

Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under SEC Rule 10A-3.

The board of directors believes that Messrs. Flynn and Leppert each qualifies as an Audit Committee financial expert as that term is defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

The duties and responsibilities of the Audit Committee include, among other things:

•  sole authority for retaining, overseeing, and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•  in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•  reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•  reviewing earnings and financial releases and quarterly and annual reports filed with the SEC; and

•  approving all engagements for services by the independent registered public accounting firm.

Our Audit Committee met twelve times during 2024. The Audit Committee reports to our board of directors after each meeting on its activities and findings.

The Audit Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE

Composition	Duties and Responsibilities	2024 Meetings and Charters

Committee Chair: Mr. Harding

Other Committee Members: Messrs. Dunigan, Hanson, Leppert and McCracken.

Each member of the Compensation and Human Capital Committee (“Compensation Committee”) has been determined to be independent as defined in the New York Stock Exchange corporate governance listing standards.

The Compensation Committee is responsible for, among other things:

•  reviewing the performance of, and the compensation payable to, our named executive officers, including the President and Chief Executive Officer;

•  the compensation payable to our non-management directors;

•  CEO succession planning;

•  human capital management oversight;

•  reviewing and evaluating incentive compensation plans and risks associated with such plans; and

•  engaging the compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”).

The Compensation Committee’s oversight of our incentive compensation plans includes setting corporate performance measures and goals consistent with principles of safety and soundness, approving awards, and administering long-term equity awards.

Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

The Compensation Committee met six times during 2024.

The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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ENTERPRISE RISK COMMITTEE

Composition	Duties and Responsibilities	2024 Meetings and Charters

Committee Chair: Mr. Dunigan

Other Committee Members: Messrs. Gragnolati and Hanson, and Mmes. Foley and Leslie.

Each member of the Enterprise Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

Our entire board of directors is engaged in risk management oversight. The separate standing Enterprise Risk Committee facilitates our board’s risk oversight responsibilities.

The Enterprise Risk Committee oversees the overall risk management activities employed by management in pursuit of:

•  maintaining an effective culture of discipline that provides proper guidance and support for a sound, effective, and coordinated enterprise risk management process designed to identify conditions that potentially affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and

•  identifying emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with reducing the probability of their occurrence and potential consequences to our company to an acceptable level.

Our Enterprise Risk Committee receives regular reports from management, including the Chief Risk Officer, the Chief Credit Officer, and Chief Information Security Officer, and reports regarding interest rate, liquidity, credit, operational, compliance, technology, data security, third-party and cyber risks, as well as other relevant risks and the actions taken by management to adequately address and mitigate those risks.

The Enterprise Risk Committee met eleven times during 2024.

The Enterprise Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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FINANCE COMMITTEE

Composition	Duties and Responsibilities	2024 Meetings and Charters

Committee Chair: Mr. Flynn

Other Committee Members: Messrs. Fekete, Harding, Leppert and Ms. Foley.

Each member of the Finance Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

The duties and responsibilities of the Finance Committee include, among other things:

Review Provident Bank’s Strategic Business Plan (“Plan”) and advise the management team to provide recommendations to the board when needed for modifications as deemed necessary, based on:

•  changing needs of Provident Bank’s business (e.g., stockholders, customers, employees);

•  changes in Provident Bank’s external environment (e.g., markets, competition, regulations/regulators, legislative issues, etc.);

•  changes in Provident Bank’s internal situation that may affect the strategy of Provident Bank;

•  the need to ensure continued alignment of the Plan with the board’s risk appetite for Provident Bank;

•  the performance results of Provident Bank against the Plan;

•  review of other relevant materials presented by management, and

•  the requirements of applicable strategic plan related Federal Reserve, FDIC and State of NJ-Department of Banking regulations, and changes thereto, including regulatory reporting requirements.

Review certain business-related activities of Provident Bank listed below, and provide oversight of and recommendations to the board regarding such activities as described below:

•  Annual Strategic Business Plan and Budget;

•  Measures and metrics for certain Bankwide goals;

•  Business Line Assessment;

•  Pricing and Funding levels and strategy;

•  New/Existing Business Line Review;

•  Capital Utilization Strategy with Forecast (“Capital Plan”);

•  Interest Rate Risk Position and Forecast and

•  Liquidity Position.

The Finance Committee met three times during 2024.

The Finance Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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GOVERNANCE/NOMINATING COMMITTEE

Composition	Duties and Responsibilities	2024 Meetings and Charters

Committee Chair: Mr. Fekete

Other Committee Members: Messrs. Dunigan, Flynn, Pugliese and McCracken.

Each member of the Governance/Nominating Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

The functions of our Governance/Nominating Committee include, among other things:

•  evaluating and making recommendations to the board concerning the number of directors and committee assignments;

•  establishing the qualifications, skills, relevant background, diversity, and other selection criteria for board members;

•  making recommendations to the board concerning board nominees;

•  conducting evaluations of the effectiveness of the operation of the board and its committees;

•  developing and maintaining corporate governance principles;

•  recommending revisions to the code of business conduct and ethics;

•  oversight of Sustainability and Governance Committee progress and activities; and

•  making recommendations to the board regarding director orientation and continuing education.

The Governance/Nominating Committee met six times during 2024.

The Governance/Nominating Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

TECHNOLOGY COMMITTEE

Composition	Duties and Responsibilities	2024 Meetings and Charters

Committee Chair: Mr. Gragnolati

Other Committee Members: Ms. Foley and Messrs. Hanson, Harding and Pugliese.

Each member of the Technology Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

The Technology Committee assists the board of directors in its oversight responsibility of our technology strategy, including trends and significant investments, and technology-related risks, including cyber and data security risks.

•  Review the company’s technology strategy and associated budget and expenditures for the company’s business lines;

•  Review and, where appropriate, make recommendations to the board regarding significant technology investments in support of the company’s business, technology, data, and digital strategies;

•  Review the major technology risk exposure, including operational aspects of information security and cybersecurity risks, and the steps taken to monitor and control such exposures; and

•  Receive reports from management regarding the company’s business continuity planning.

The Technology Committee met four times during 2024.

The Technology Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website www.provident.bank.

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BOARD NOMINEE EVALUATION AND SELECTION PROCESS

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance, qualifications, and skills of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. A director is not eligible to be elected or appointed to the board of directors after reaching age 73.

In the case of a current member of the board of directors, prior to re-nomination an evaluation of the board member’s performance is conducted by the Governance/Nominating Committee using a written self-evaluation submitted by the current member. In addition, each other director provides input on each nominee in one-on-one interviews conducted by the Chair of the Governance/Nominating Committee, who then provides feedback to each current member considered for re-nomination based on the input received from other directors and from the Governance/Nominating Committee.

If a vacancy should exist on our board, or if the size of the board is increased, the Governance/Nominating Committee will solicit suggestions for director candidates from all board members. In addition, the Governance/Nominating Committee is authorized by its charter to engage a third-party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

ANNUAL BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

Each year the board of directors conducts an evaluation of the board’s performance that seeks feedback from each director on the functioning of the board, including the board’s committee structure and leadership, culture, process, skills, and resources. Typically, this evaluation is conducted using written questionnaires and the responses are reviewed by the Governance/Nominating Committee and discussed at a meeting of the board of directors. In the past the board of directors has utilized, and annually considers the use of, a third-party to assist in the annual performance evaluation.

Each committee of the board of directors conducts an annual written assessment of the committee’s performance which is reviewed by the committee and reported to the Governance/Nominating Committee.

PROCEDURES FOR THE RECOMMENDATION OF DIRECTORS BY STOCKHOLDER

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 111 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. A stockholder’s submission must be in writing and include the following information:

•	the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•	the name, address, and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and Provident, Provident Bank, and any subsidiaries of Provident Bank;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and Provident Bank;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/ Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

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MAJORITY VOTING POLICY

Our board of directors believes that each director should have the confidence and support of our stockholders. To that end, we have a majority voting policy that applies in uncontested elections of directors at a stockholders’ meeting. The policy is not applicable in any contested director election. Under our majority voting policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at a meeting of stockholders shall promptly tender his or her proposed resignation following the certification of the stockholder vote.

The Governance/Nominating Committee will consider the resignation and will recommend to the board whether to accept the resignation or take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” his or her election. The board will act on the Governance/Nominating Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will publicly disclose the board’s decision and process in a periodic or current report filed with or furnished to the SEC within 90 days following the certification of the stockholder vote. Any director who tenders his or her resignation will not participate in the Governance/Nominating Committee’s or full board’s deliberations, considerations or actions regarding whether or not to accept or reject the resignation or take any related action.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 111 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics that applies to each of our directors, officers, and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Compliance with our Code is essential and promotion of its principles of honesty, integrity, and fair dealing, as well as compliance with laws and regulations, is the responsibility of each and every one of our directors, officers, and employees. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on Provident Bank’s website.

Ethical Business Practices

Our Code of Business Conduct and Ethics outlines our shared values which challenge us to place the needs and well-being of the people we serve first. Everything we do is driven by our shared values that connect us across business units and functional areas of our business. These shared values shape our company’s culture, guiding and enabling each of us to make a positive difference for all our stakeholders. We have adopted the following Guiding Principles to assist us in our efforts:

Act with Integrity

•	Be honest, transparent, and trustworthy
•	Do what’s right and hold others to that standard
•	Seek to understand, actively listen, and assume positive intent of others
•	Contribute to a work climate where diversity in background and thought are valued and supported

Be Accountable

•	Hold each other to a high standard of ownership and responsibility
•	Set challenging goals without fear of failure
•	Use good judgment and communicate with transparency
•	Align efforts to support the business plans and strategies of the company

Promote Teamwork

•	Welcome new team members and seek opportunities to make those around us better
•	Embrace collaboration to achieve greatness
•	Value each other’s abilities and partner together, regardless of level, to achieve shared goals
•	Encourage each other and celebrate our successes

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Pursue Excellence

•	Strive to perform with the highest degree of competence and professionalism
•	Provide the highest level of service to our customers and each other
•	Deliver our best by engaging the right people and removing barriers to get things done
•	Courageously challenge the way we do our business in pursuit of being even better

Build for the Future

•	Develop our collective knowledge, skills, and capabilities through constant learning
•	Foster a culture that embraces positive change and rewards creativity and innovation
•	Make decisions that support the long-term success of the company
•	Build on our legacy of commitment to positively impact our customers, communities, and ourselves

CORPORATE GOVERNANCE PRINCIPLES

Our board of directors has adopted Corporate Governance Principles which are posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

•	establishing the size and composition of our board of directors and the desired diversity of experience, qualifications, and skills of directors;
•	setting a minimum stock ownership requirement for directors at an amount having a value equal to five times a director’s annual cash retainer;
•	providing for director orientation, continuing education, and an annual performance assessment of our board of directors;
•	selecting board committee leadership and membership; and
•	reviewing annual compensation paid to the non-management directors as recommended by the Compensation Committee.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Six executive sessions were conducted in 2024. John Pugliese, our Lead Director, presided over these executive sessions conducted by the non-management directors, all of whom are independent. Following these executive sessions, the Lead Director, together with the other non-management directors, provide the Executive Chairman and the President and Chief Executive Officer with timely feedback from the executive sessions.

DIRECTOR INDEPENDENCE

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident. In connection with its evaluation of director independence, the board considered the following relationships and transactions:

•	Mr. Harding is an officer of a corporation which has a 1% ownership interest in, and is a general partner of a limited partnership and is the non-member manager of a limited liability company. Both the limited partnership and the limited liability company are partners of an entity that has a commercial real estate loan and line of credit with Provident Bank. These loans were made in the ordinary course of business, were made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable features; and
•	Mr. Hanson is a member of multiple entities that have commercial real estate loans and lines of credit with

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Provident Bank, which loans and lines of credit Provident Bank assumed following the merger with Lakeland Bank. These loans were made in the ordinary course of business, were made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable issues.

After its evaluation, our board of directors affirmatively determined that Ms. Foley, Ms. Leslie and Messrs. Dunigan, Fekete, Flynn, Gragnolati, Hanson, Harding, Leppert, McCracken, and Pugliese are each independent directors. The board of directors determined that Messrs. Martin, Labozzetta and Shara are not independent because they serve as executive officers of Provident and Provident Bank.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Federal laws and regulations generally require that all loans or extensions of credit by Provident Bank to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees.

As of December 31, 2024, Provident Bank had aggregate loans and loan commitments totaling $74 million to its executive officers, directors or their related entities. These loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. The Loan Policy of Provident Bank governs extensions of credit to executive officers and directors. The Loan Policy requires that all extensions of credit to executive officers or directors of Provident Bank receive the prior approval of a majority of the board of directors. Any interested party will abstain from participating directly or indirectly in the board voting, which shall be noted in the minutes.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships, or arrangements they or their related interests may have with Provident or Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independent determinations.

Our insurance agency subsidiary, Provident Protection Plus, Inc. leases space from a real estate management company of which George Lista, an executive officer, is a 50% owner. We made lease payments of $255,624.30 to that real estate management company in 2024.

ANTI-HEDGING POLICY

Our stock trading policy prohibits our directors, officers, and employees from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative, or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director, officer, or employee, is prohibited. In addition, the policy provides that our directors, officers, and employees should avoid pledging their shares of our common stock as collateral for a margin account or loan.

STOCKHOLDER ENGAGEMENT AND FEEDBACK

Provident engages with stockholders to better understand their perspectives on topics including corporate governance, sustainability and governance strategy, and executive compensation. In 2024, we concentrated our outreach efforts on five institutional holders, which represented approximately 17.8% of our ownership as of December 31, 2024.

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Audit Committee Matters

Audit Committee Report

Pursuant to rules and regulations of the SEC, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2024;
•	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and
•	received and reviewed the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2024 and related notes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the SEC. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, subject to the ratification of this appointment by our stockholders.

THE AUDIT COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Edward J. Leppert (Chair)
Brian M. Flynn
Frank L. Fekete
Brian A. Gragnolati
Nadine Leslie

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Compensation and Human Capital Committee Additional Matters

Compensation Committee Interlocks and Insider Participation

Messrs. Dunigan, Gallagher, Hanson, Harding, Leppert, and McCracken served as members of the Compensation Committee during all or a portion of 2024. None of these directors has ever been an officer or employee of Provident and, none of them are executive officers of any other entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2024, except as noted here, that would require specific disclosures in this Proxy Statement under SEC rules. Mr. Hanson has a personal line of credit with Provident, which is an account that transferred to Provident with the Lakeland merger.

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Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing Provident’s compensation programs, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers for 2024. We have also included in the Summary Compensation Table, John Kuntz, a former executive officer of Provident Bank who separated from the company as part of the restructuring of the management team in connection with the merger with Lakeland Bank effective July 15, 2024, and Thomas J. Shara who joined us as Executive Vice Chairman on May 16, 2024, following the merger with Lakeland Bank. These individuals named below are collectively referred to as our “named executive officers”:

Name	Title
ANTHONY J. LABOZZETTA	President and Chief Executive Officer
THOMAS M. LYONS	Senior Executive Vice President and Chief Financial Officer
JOHN KUNTZ	Former Senior Executive Vice President, Chief Administrative Officer and Senior Advisor(1)
VALERIE O. MURRAY	Executive Vice President and Chief Wealth Management Officer of Provident Bank and President of Beacon Trust Company
THOMAS J. SHARA	Executive Vice Chairman(2)
RAVI VAKACHERLA	Executive Vice President and Chief Digital and Innovation Officer
(1)	Mr. Kuntz separated from the company as part of the restructuring of the management team in connection with the merger with Lakeland Bank.
(2)	Mr. Shara was appointed Executive Vice Chairman of the board on May 16, 2024, as part of the merger agreement with Lakeland Bank.

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Executive Summary

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance, while supporting the long-term interests of our stockholders. The key features of our executive compensation program are:

•	A pay for performance philosophy aligning executive compensation with business strategies and generating stockholder returns;
•	Executive salaries and total compensation evaluated based on data from a regional peer group of publicly-traded banks of comparable size and business model;
•	Annual cash incentive compensation opportunities tied to key corporate performance;
•	Long-term incentive compensation opportunities tied to key corporate performance goals, subject to a relative total stockholder return (“TSR”) modifier, over a multi-year period;
•	A significant portion (at least 75%) of the target value of annual equity grants to our named executive officers are performance-based;
•	Based on the transformative nature of the Lakeland merger, select executives, including the CEO, received a performance-vesting restricted grant with a two-year cliff vest and established performance criteria. These were provided to motivate and reward for the successful attainment of the key value drivers of the merger for our shareholders.
•	No dividends are paid on stock awards subject to either time-vesting or performance-vesting conditions unless and until the awards have vested, unless required under a legacy grant agreement for a previous Lakeland executive;
•	Incentive compensation plans that provide for risk mitigation and accountability, authorizing our Compensation Committee to condition incentive compensation awards with deferral, and adjustment provisions, and settlement in stock subject to holding policies and provisions;
•	All of our equity (time- and performance-based) awards and cash incentive compensation is subject to the company’s clawback policy;
•	Executives are subject to robust share ownership guidelines;
•	Executives are prohibited from engaging in hedging transactions to offset the economic risk of owning our common stock;
•	Perquisites are limited;
•	No excise tax gross-ups, pursuant to Section 280G of the Internal Revenue Code, are contained in employment, change in control agreements or any other executive compensation arrangements;
•	Active oversight by the Compensation Committee consisting solely of independent directors, which includes approving performance goals for our annual and long-term incentive compensation; and
•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee.

Strategic Highlights

Our Compensation Committee believes that executive compensation should be linked to Provident’s overall strategic success and financial performance and the contribution of its executives to that success.

Highlights of Provident’s 2024 strategic operating and financial performance include:

•	Provident had an eventful 2024 marked by solid financial performance and defined by the completion of our merger with Lakeland, with both core systems conversion and integration now completed.
•	For the year ended December 31, 2024, net income totaled $115.5 million or $1.05 per basic and diluted share.
•	As part of the merger with Lakeland, we acquired $7.91 billion in loans and assumed $8.62 billion in deposits, net of purchase accounting adjustments, while continuing to maintain funding costs that are among the best in our peer group.
•	Our fee income from the wealth management and insurance agency businesses continue to make significant contributions to our overall financial success.
•	We’ve been able to maintain our non-interest expense adjusted for merger-related charges, credit loss expense for off-balance sheet credit exposure and contingent litigation reserves as a percentage average assets at a strong 1.90%.
•	Our annualized return on average assets for 2024 was 0.57%. Our annualized return on average tangible equity for 2024 was 8.58%. Our net interest margin (net interest income divided by average interest earning assets) for the year ended December 31, 2024 increased 10 basis points to 3.26% compared to 3.16% for 2023.
•	The company’s annualized returns adjusted for transaction costs related to the merger with Lakeland, net of tax, on average assets, average equity and average tangible equity were 1.05%, 9.53% and 15.39%, respectively, for the quarter ended December 31, 2024.
•	Total assets as of December 31, 2024, were $24.1 billion, a $13.8 billion increase from December 31, 2023, primarily due to the addition of Lakeland.
•	Our disciplined underwriting has resulted in consistently strong overall credit quality metrics and low levels of net charge-offs.

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•	We maintained our regular quarterly cash dividend to stockholders of $0.24 per share in 2024.
•	Our capital position remained strong, and we exceeded all regulatory requirements for well-capitalized status.

Key Executive Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent nonbinding stockholder advisory vote on executive compensation, which in 2024 resulted in a favorable vote of approximately 97% of the votes cast on the matter.

Highlights of key compensation actions taken in 2024 were:

•	2024 Base Salary: Mr. Labozzetta’s base salary was increased 15.2% from $825,000 to $950,000, reflecting his performance as President and Chief Executive Officer and in consideration of peer group market data, where his total direct compensation was below the median of his peers. The other named executive officers excluding Mr. Shara received salary increases of 3.0% each, inclusive of Messrs. Lyons, Kuntz, Vakacherla, and Ms. Murray. Mr. Shara’s compensation was established as part of the merger agreement with Lakeland Bank.
•	2024 Cash Incentives: Annual cash incentives were paid at 125% of target for the named executive officers, with the exception of Ms. Murray and Mr. Kuntz. Ms. Murray earned cash incentives equal to 105.4% of target opportunity, in accordance with her performance against the incentive plans applicable to her business line, and Mr. Kuntz received a prorated bonus in accordance with his transition and separation agreement, calculated at 100% of target based on the number of days he worked in 2024 prior to the close of the merger with Lakeland Bank on May 15, 2024. Annual cash incentive opportunities for Messrs. Labozzetta, Lyons, and Vakacherla are based on Provident Bank’s financial performance against goals. Ms. Murray’s cash incentive plan is based on 20% Provident Bank performance results and 80% on her business line results. Ms. Murray’s cash incentive award reflects Provident Bank results at 125% and the results of her business line, at 100.5% for Beacon Trust.
•	2024 Long-Term Incentives: For 2024, we granted our named executive officers, with the exception of Mr. Kuntz and Mr. Shara a mix of performance-vesting stock awards (75% of target grant value) and time-vesting stock awards (25% of target grant value). The performance-based awards are eligible to vest at the end of a three-year period based upon the achievement of performance goals which include projections of a multi-year return on core average assets and core return on average tangible equity, subject to a relative total stockholder return (TSR) peer group. The time-based awards vest ratably over three years. Mr. Kuntz was granted a time-vesting stock award with a one-year cliff vest. This was determined based on his planned separation as part of the merger, the closing date of which was anticipated to be sometime in 2024 but was unknown at the time of the grant. Mr. Shara was not employed by Provident Bank at the time of the 2024 annual grants. Based on the transformational nature of the Lakeland merger and the significant efforts of the executive team, select named executive officers, including Messrs. Labozzetta, Lyons and Vakacherla, received a merger related performance-based stock award. These grants are structured as performance-vesting restricted stock awards with a two-year cliff vest such that value is delivered to executives only if key value-creating merger-related objectives are achieved. The performance measures associated with these awards are (1) achievement of planned cost savings (50% weight) and (2) a successful integration (50% weight). Both elements must be achieved for the shares to be released at the end of restriction period.
•	Vesting of Long-Term Incentives for the 2022-2024 Vesting Period: Performance-vesting stock awards for the 2022-2024 performance period vested on March 2, 2025. The company achieved performance at maximum level for both the cumulative average core return on average assets and the cumulative average core return on tangible equity goals. Our TSR was below the 25th percentile so a downward modifier was applied to the return on average tangible equity goal. Consequently the shares were released and vested at 138% of target.

Compensation Consultants

Our Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to assist with compensation planning and analysis. FW Cook was retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, Provident Bank, or their affiliates or their management. The Compensation Committee periodically meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of FW Cook in light of SEC rules and New York Stock Exchange corporate governance listing standards and received a report from FW Cook addressing the independence of the firm and its consultants. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent Compensation Committee consultants.

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Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, strong executive leadership, and superior individual performance. By offering annual cash incentives, long-term equity compensation, and competitive benefits, we strive to attract, motivate, and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The total compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial and market performance measured against annual and long-term goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual and long-term incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups

The Compensation Committee is responsible for the design, implementation, and administration of the compensation program for our executive officers. FW Cook reviewed our executive compensation program for 2024, which included a review and recommendation of an appropriate peer group for assessing competitive compensation practices, and for making performance comparisons. The Compensation Committee used the following two peer groups when making its 2024 executive compensation determinations:

•	The KBW Regional Bank Index (“KBW Index”) was used to compare long-term performance achievement. The KBW Index is designed to track the performance of publicly traded US Regional Banks and thrifts. The Compensation Committee believes this index serves as an appropriate relative measure of Provident’s long-term performance.
•	A regional peer group of 17 publicly traded thrift and banking institutions in the Northeast was used for the compensation benchmarking of our executives prior to the closing of Lakeland on May 15, 2024. The regional peer group is used for setting compensation levels because these banks are broadly reflective of the environment in which Provident competes for executive talent, and they provide a good indicator of the current competitive range of compensation. Provident’s pre-merger asset size ($14.21 billion) was within a reasonable range of the regional peer median ($13.64 billion) as of December 31, 2024. Additional consideration was given to business model and performance. The individual peer banks used in 2024 were unchanged from 2023.

The 2024 members of the peer group were as follows:

Berkshire Hills Bancorp, Inc.	First Commonwealth Financial Corporation	Northwest Bancshares, Inc.
Brookline Bancorp, Inc.	Flushing Financial Corporation	OceanFirst Financial Corp.
Community Bank System, Inc.	Fulton Financial Corporation	S&T Bancorp, Inc.
Customers Bancorp, Inc.	Independent Bank Corp.	Valley National Bancorp
Dime Community Bancshares, Inc.	Lakeland Bancorp, Inc.	WSFS Financial Corporation
Eastern Bankshares, Inc.	NBT Bancorp Inc.

The Compensation Committee evaluates the peer groups annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives, and long-term equity compensation at peer median levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience, responsibilities, and competitive market conditions.

Based on the close of the merger with Lakeland Bank, the Committee with advice from the independent compensation consultant, revised the peer group for 2025 removing eight former peers and adding nine new peers, such that Provident’s post-close asset size ($24.1 billion) is realigned with the median asset size ($23.45 billion) of the new peer group of 18 regional banks listed below.

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Post-Merger Peer Group
Atlantic Union Bankshares Corporation	Fulton Financial Corporation	Simmons First National Corporation
Bank United Inc	Hancock Whitney Corporation	Trustmark Corporation
Community Bank System, Inc.	Independent Bank Corp.	United Bankshares, Inc
Customers Bancorp, Inc.	NBT Bancorp Inc.	United Community Banks, Inc
Dime Community Bancshares, Inc.	OceanFirst Financial Corp	Valley National Bancorp
Eastern Bankshares, Inc.	Sandy Springs Bancorp, Inc	WSFS Financial Corporation

Role of Management

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related actions associated with the other named executive officers purely in an informational and advisory capacity. He presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval. The Chief Executive Officer neither recommends nor participates in Compensation Committee deliberations regarding his own compensation.

Elements of 2024 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which are predominately performance-based), a competitive benefits package, and limited perquisites.

Compensation Element	Description or Purpose	Link to Performance	Fixed/ Performance- Based	Short or Long- Term
Base Salary	Attract and retain executives	Based on individual performance, experience, and scope of responsibility	Fixed	Short-Term
Annual Cash Incentive	Drive annual performance achievement of critical operating, financial, and/or strategic goals	Links executive compensation to factors that are important for the company’s success	Performance-Based	Short-Term
Long-Term Incentive Awards	Drive multi-year performance to create long-term stockholder value, align executives with stockholder interests, and serve as a retention tool through multi-year vesting	75% of the target value of equity awards is based on pre-established company performance goals	Performance-Based	Long-Term
Benefits	Supplemental Defined Contribution Benefit Plan	Non-Qualified excess plan to maintain qualified plan benefits limited by IRS rules	Fixed	Long-Term
Other Compensation	Retirement plans and health and welfare benefits on the same basis as other employees with limited perquisites	Benefit plans maintain competitive total compensation	Fixed	Short- and Long-Term

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As illustrated below, in 2024 approximately 64% of the annual target total direct compensation (referred to as “TDC,” comprised of base salary, target cash incentives, and annual long-term equity based on grant date fair values) for Mr. Labozzetta, and approximately 52% of the target TDC to our other named executive officers, was performance-based and not guaranteed. Mr. Kuntz is excluded from this ratio given his separation from the bank in 2024. Mr. Shara is excluded from this ratio given his joining the company on May 16, 2024. Mr. Shara’s annual target compensation for 2025 is 64% performance based and not guaranteed. Mr. Shara’s target 2025 annual TDC is 36% base salary, 48% cash incentive opportunity and 36% target equity.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Each year, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the peer market data at the median. In setting base salary levels, the Compensation Committee also assesses each named executive officer’s performance, leadership, operational effectiveness, tenure in the role, and experience in the industry, as well as competitive market conditions.

In establishing base salaries for 2024, the Compensation Committee considered our company’s 2023 financial performance as well as the peer group and market compensation analysis performed by FW Cook. Based on that information, the Compensation Committee determined that the base salary increases reflected below were deemed appropriate because of the company’s financial performance in 2023, the relative positioning of individual base salaries to the peer group, individual performance, and broad merit increase budgets. Mr. Labozzetta’s increase was more significant than the others because his base salary was below the peer median as the Compensation Committee has followed a multi-year pay adjustment process in conjunction with his promotion to President and Chief Executive Officer.

Name	2024 Salary	2023 Salary	% Change
Anthony J. Labozzetta	$950,000	$825,000	15.2%
Thomas M. Lyons	$566,500	$550,000	3.0%
John Kuntz(1)	$566,500	$550,000	3.0%
Valerie O. Murray	$489,300	$475,000	3.0%
Thomas J. Shara(2)	$760,000	$—	—
Ravi Vakacherla	$458,000	$445,000	3.0%
(1)	Mr. Kuntz’s approved annualized salary is reflected in the table. His earned salary for 2024 was $317,477 based on his separation date from the bank.
(2)	Mr. Shara’s annualized salary is reflected in the table. His earned salary for 2024 was $433,583 based on the date he joined the bank.

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Annual Cash Incentive Payment/Executive Annual Incentive Plan for 2024

Annual cash incentive opportunities are provided to our named executive officers to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial goals and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary.

Our Compensation Committee established the performance goals for 2024 under the Executive Annual Cash Incentive Plan which provided the opportunity for a cash incentive payment based upon the achievement of corporate goals. The targeted levels of incentive opportunity for 2024 were as follows:

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
President and Chief Executive Officer, Executive Vice Chairman	37.5%	75%	112.5%
Chief Financial Officer, Chief Administrative Officer, Chief Wealth Management Officer, Chief Digital and Innovation Officer	25%	50%	75%

For Mr. Labozzetta and the other named executive officers, the Compensation Committee established the following 2024 goals (collectively, the “Corporate Goals”) and relative weightings for the Executive Annual Cash Incentive Plan. The Earnings Per Share Net Income and Efficiency Ratio goals are consistent with the Corporate Goals used in the prior year, except that the Committee made modifications to the definition of EPS and Net Income under the plan for 2024. These metrics were modified to add back the CECL provision and subtract actual net charge-offs for the year (all net of tax) to mitigate the volatility introduced by the forward-looking CECL model. We believe this change more effectively ties incentive outcomes to management effectiveness rather than broad changes in the macroeconomic environment, which impact CECL provisions. Goals were set for each metric in light of the new definitions and thus are not directly comparable to prior periods.

Given the significant change in Provident Bank’s asset size as a result of the Lakeland merger, which closed May 15, 2024, the Committee and the board approved a proration of goals and achievement measures based on established time periods in 2024. Therefore, goals and achievement measures were determined for the pre-close period of January 1 through April 30, the closing and integration period of May 1 through July 31, and the post-close period of August 1 through December 31. For the pre-close period, performance against goals was target plus (112.8% of target). Considering the transformational nature of the merger, the Committee determined the performance will be considered to have met target (100% of target) during the closing and integration period. Approving payout at target for the integration period was deemed appropriate by the Committee due to the difficulty in setting goals for a short (few-month) integration period, where there were various unknown business impacts in light of the merger. Furthermore, the Committee adopted this approach to enable setting more rigorous goals for the latter part of the year after the integration period. New goals were established for each existing metric and approved by the Committee for the post-close period. The results for performance for that period is maximum achievement (150% of target). The goals and performance for each period is noted in table below.

The Compensation Committee believes these metrics meaningfully demonstrate a focus on building stockholder value and sound business practices aligned with the strategic plan:

01/01/2024 through 04/30/2024

		Threshold	Target(1)	Max
Metric	Weight	50%	100%	150%	Actual(2)
Net Income	40%	33.60	39.50	44.70	43.80
EPS	40%	0.45	0.52	0.59	0.58
Efficiency Ratio(3)	20%	60.52%	59.50%	59.13%	61.14%
results as % of target	112.8%	target plus

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05/01/2024 through 07/31/2024

		Threshold	Target	Max
Metric	Weight	50%	100%	150%	Actual(2)
Net Income	40%		64.50		64.50
EPS	40%		0.57		0.57
Efficiency Ratio(3)	20%		53.29%		53.29%
results as % of target	100.0%	target

08/01/2024 through 12/31/2024

		Threshold	Target(1)	Max
Metric	Weight	50%	100%	150%	Actual(2)
Net Income	40%	75.40	88.70	100.40	100.50
EPS	40%	0.58	0.68	0.77	0.77
Efficiency Ratio(3)	20%	58.91%	57.69%	56.87%	55.26%
results as % of target	150.0%	maximum

(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.
(2)	Reflects allowable adjustments under the plan, including one-time merger-related charges.
(3)	Represents the ratio of non-interest expense divided by net revenue.

Under the Executive Annual Cash Incentive Plan, incentive payments based on Provident’s actual 2024 financial performance would be made if financial performance met or exceeded 85% of any one of the Corporate Goals (“Threshold”). The payout curve under this annual incentive plan provides a 50% of Target payout for each metric at Threshold performance achievement and 150% of Target for each metric at Maximum performance achievement. Based on actual achievement, and weighted for the time periods noted, performance results were target plus for the full year.

The Compensation Committee has authority to adjust actual financial performance results for extraordinary, unusual, and/ or non-recurring items. Consistent with that authority, and with past practices related to certain strategic acquisitions by Provident and related one-time events, the Compensation Committee pre-determined at the beginning of the performance period that it was appropriate to exclude customary and allowable one-time merger-related charges associated with the Lakeland merger and related legal settlements and contingencies, all net of tax.

Ms. Murray’s cash incentive is based on 20% bank performance and 80% wealth management business goals, which are Total Net Income without allocated expenses (weight 50%) with a target of $12.7 million and Net AUM Growth (weight 50%) with a target of 1.0%. Threshold and maximum performance levels are established consistent with the Corporate Goals. Actual performance compared with the goals under the wealth management portion of the plan for Ms. Murray is shown in the table below.

		Threshold	Target	Max
Metric	Weight	50%	100%	150%	Achievement
Total Net Income (in millions without allocated expenses)	50%	$10.8	$12.7	$14.0	$14.4
Net AUM Growth (as a percent)	50%	(1.5%)	1.0%	4.0%	(1.45%	)
Cash Incentive Plan Achievement Target Plus (100.5%)

Based on the foregoing, Mr. Labozzetta earned a cash incentive equal to 93.75% of his base salary, representing 125% of his target opportunity. Messrs. Lyons and Vakacherla each earned a cash incentive of 62.5% of base salary, representing 125% of target opportunity. Mr. Kuntz was paid an incentive for 2024 representing 100% of target and prorated for time worked as Chief Administrative Officer prior to the close of the merger with Lakeland Bank. Ms. Murray earned a cash incentive of 52.7% of base salary, representing 105.4% of target opportunity, with the wealth management component (80%) of the payout reflecting target plus performance and the bank component (20%) of the payout reflecting target plus performance. Consistent with terms of the merger agreement, Mr. Shara was paid a guaranteed bonus by the company in the amount of $262,302, which is equal to 100% of target for his former role as CEO of Lakeland Bank and prorated for the time period of January 1 through May 15, 2024, which was the date of the merger. In addition, Mr. Shara earned a cash incentive equal to 93.75% of his base salary, prorated for May 16 to December 31, in his role as Executive Vice Chairman representing 125% of the prorated target opportunity.

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Name	Cash Incentive	% of Salary	% of Target
Anthony J. Labozzetta	$890,625	93.75%	125.00%
Thomas M. Lyons	$354,063	62.50%	125.00%
John Kuntz(1)	$105,594	18.60%	100.00%
Valerie O. Murray	$257,861	52.70%	105.40%
Thomas J. Shara(2)	$262,302	75.00%	100.00%
Thomas J. Shara(3)	$447,746	93.75%	125.00%
Ravi Vakacherla	$286,500	62.50%	125.00%

(1)	Mr. Kuntz was paid $105,594 which represents 100% of target based on the period worked as the Chief Administrative Officer in 2024.
(2)	Mr. Shara’s guaranteed bonus is consistent with the terms of the Lakeland merger agreement, prorated for time served as former CEO of Lakeland Bank, and paid at 100% of target opportunity.
(3)	Mr. Shara’s earned bonus is consistent with the terms of his employment contract with Provident Bank, prorated for time served as Executive Vice Chairman, and paid at 125% of target opportunity.

Long-Term Equity Incentives

Our 2019 Long-Term Equity Incentive Plan provides the opportunity to grant various forms of equity incentives on a performance-vesting and time-vesting basis. The Compensation Committee believes that stock ownership by our officers and employees provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. This component of compensation increases in importance as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus.

It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under our stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary for our named executive officers based upon competitive total compensation data previously provided by the independent compensation consultant. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual performance-vesting and time-vesting equity grants:

Participant	2024 Opportunity Long-Term Equity Target Award as a % of Base Salary
President, Chief Executive Officer and Executive Vice Chairman	100%
Chief Financial Officer, Chief Administrative Officer(1), Chief Wealth Management Officer, Chief Digital and Innovation Officer	60%

The composition of the 2024 long-term equity awards was as follows:

	Performance- Vesting	Time-Vesting
Participant	Restricted Stock	Restricted Stock
President, Chief Executive Officer and Executive Vice Chairman	75%	25%
Other Named Executive Officers(2)	75%	25%

(1)	Mr. Shara was not awarded an annual equity grant in 2024, at the same time as the other named executive officers, as he was not employed by the company at the time of the grant.
(2)	Mr. Kuntz, as Chief Administrative Officer, was intended to receive the pro-rated portion of his LTI for time served in the new three-year cycle. Since his LTI award opportunity for the three-year period was 60%, the committee awarded him 20% of his base salary to reflect the fact that he would only serve in the first year of the period. Further, this award was structured as a one-year time vesting restricted stock award, with pro-rata treatment for time served within 2025. The vesting associated with this award was prorated based on his separation date in 2025. Mr. Kuntz transition and separation agreement allowed for continued vesting, if he had continued service as Beacon board member after his separation date. However, no such board service was continued.

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The Compensation Committee determined that equity grants made in 2024 to the named executive officers would be 75% performance-vesting and 25% time-vesting awards, with the exception of Mr. Kuntz as noted above. The performance-based equity awards are subject to a three-year performance period and a three-year cliff vest. The time-based awards are eligible to vest based on continued employment, ratably over three years.

Performance-vesting grants are measured at the end of a three-year period based upon performance goals established by the Compensation Committee at the time of the equity grant. For the 2024 grants, the performance goals include projections of a multi-year core return on average assets (“ROAA”) and core return on average tangible equity (“ROATE”). The core ROAA measure may exclude unanticipated and non-recurring items of revenue or expense as determined by the Compensation Committee.

The core ROATE portion of the award is subject to a relative “TSR” modifier measured against the KBW Regional Banking Index. The modifier provides for (i) a downward 20% adjustment of payout if our TSR is below the 25th percentile or (ii) an upward 20% adjustment of payout if our TSR is at or above the 75th percentile. Between the 25th percentile and the 75th percentile, the modifier has no impact on payout.

This performance framework is designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, while maintaining a meaningful impact on total compensation from our three-year relative TSR and maintaining an appropriate level of at-risk compensation for retention purposes. Goals for 2024 were established prior to actual results for the prior plan year being finalized and in anticipation of the volatility in the interest rate environment and potential deterioration of credit quality creating the need for greater charge-offs. Consistent with the annual cash incentive plan, these metrics were modified to add back the CECL provision and subtract actual net charge-offs for the year (all net of tax) to mitigate the volatility introduced by the forward-looking CECL model. We believe this change more effectively ties incentive outcomes to management effectiveness rather than broad changes in the macroeconomic environment, which impact CECL provisions. Goals were set for each metric in light of the new definitions and thus are not directly comparable to prior periods.

2024-2026 Performance Goals(1)		Threshold	Target	Maximum
Core Return on Average Assets (ROAA)	60% Weight
Multi-Year Core ROAA		78 bps.	92 bps.	97 bps.
Core Return on Average Tangible Equity (ROATE)	40% Weight
Multi-Year Core ROATE		8.41%	10.58%	11.40%

(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.

The Compensation Committee has determined that the performance goals for long-term equity awards are appropriately set such that participants will attain: (i) the threshold level of performance if minimum expected levels of performance are achieved, which the Committee believed were reasonably likely to be attained; (ii) the target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; and (iii) the maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event the target level is meaningfully exceeded, which the Committee believes is difficult to achieve.

	2024 Performance-Vesting Calibration Long-Term Equity Award as a % of Target
Participant	Threshold	Target	Maximum
All Named Executive Officers	50%	100%	150%

No dividends are paid with respect to any performance-vesting or time-vesting stock award unless and until the award vests and only on that portion of the award that vests in the case of performance-vesting awards.

The Compensation Committee determined that based on the transformational nature of the Lakeland merger and the significant efforts of the executive team, a performance-based equity grant would be awarded to select named executive officers, including Messrs. Labozzetta, Lyons and Vakacherla to motivate and reward for the successful attainment of the key value drivers of the merger for our shareholders. These grants were awarded on May 20, 2024, under the 2024 Long-Term Equity Plan, and are structured as performance-vesting restricted stock awards with a two-year cliff vest.

The number of shares was determined by dividing the dollar value by the average of the PFS stock closing price for the 10 days prior to May 15th, 2024 (the legal close date of the holding company for the Lakeland Bank transaction). This calculation is consistent with the calculation used in Mr. Shara’s retention and award agreement. The vesting of this grant is subject to the achievement of the performance measures associated with these awards, which are (1) achievement of planned cost savings (50% weight) and (2) a successful integration (50% weight). Both elements are essential for capturing the value of the merger for our shareholders and must be achieved for the shares to be released at the end

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of the restriction period. Measurement of performance achievement will be determined by the Committee and vesting will occur in 2026 if performance goals are achieved. Such stock awards shall have no voting rights until vesting and dividends shall be accumulated until vesting and paid if the shares vest. The magnitude of the individual awards, which are presented in the table below, were determined by taking 50% of each participating executive’s annual long term incentive target opportunity at the time of the grant.

Participant	Value at Time of Grant
Anthony J. Labozzetta	$ 475,000
Thomas M. Lyons	$ 170,000
Ravi Vakacherla	$ 137,500

2022 Long-Term Equity Awards

The three-year performance-vesting awards granted in 2022 with a performance period ending December 31, 2024, vested on March 2, 2025. For that three-year measurement period, the company achieved performance at maximum on both the cumulative Average Core Return on Average Assets and the cumulative Average Core Return on Tangible Equity goals.

LTIP Performance Goals and Results	Threshold	Target	Maximum	Achievement
Multi Year Core ROAA - 60%
ROAA - 3 year Average	91 bps	100 bps	109 bps	110 bps
Multi Year Core ROATE - 40%
ROATE - 3 year Average	9.86%	10.94%	11.91%	13.36%
Achievement is Maximum or 150%

Our TSR was below the 25th percentile, with an actual result of 17th percentile, thus a downward modifier was applied to the ROATE achievement consistent with the award design. Consequently, the shares vested at 138% of target. As a result, Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray received 37,471 shares, 13,774 shares, 10,775 shares, and 11,934 shares, respectively along with the payment of accumulated dividends of $2.88 on each share that vested. The release of Mr. Kuntz’s shares was prorated based on his separation date in accordance with his award agreements.

Benefits

We offer the named executive officers benefits that are generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”), and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. Although these post-retirement benefits have been eliminated, certain employees with ten or more years of service at the time the benefits were eliminated, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for nonqualified benefits under the Non-Qualified Supplemental Defined Contribution Plan, which is designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis. The following perquisites are currently provided: a club membership for Mr. Labozzetta; the use of a company-owned automobile for Mr. Labozzetta and Mr. Shara; and a monthly car allowance for Messrs. Lyons, Vakacherla, and Ms. Murray. All the named executive officers are eligible for an annual medical examination at Provident’s expense. These limited perquisites are provided to maintain a competitive compensation package relative to our peers.

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Elements of Post-Termination Benefits

The Compensation Committee considers the benefits listed below to be an important part of the executive compensation program and consistent with market practice. The Compensation Committee believes that providing appropriate severance benefits helps attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with Provident, and by providing income continuity following an unexpected termination.

Employment Agreements

Mr. Labozzetta had an employment agreement executed in connection with Provident’s SB One acquisition that had an initial term that concluded on December 31, 2021. Commencing on January 1, 2022 and continuing at each January 1 thereafter, the term automatically renews for an additional year.

In the event Mr. Labozzetta terminates his employment for “good reason” or is terminated without “cause” (as each such term is defined in the employment agreement), he would receive: (1) any standard compensation and benefits that have been earned by him as of his date of termination (the “standard termination benefits”); (2) a cash lump sum payment equal to his base salary and cash bonus due for the longer of: (i) the remaining term of the agreement; or (ii) 12 months following the date of termination (the “benefits period”); and (3) continued life, medical, dental, and disability coverage during the benefits period, provided, however, that Provident or Provident Bank may make a cash equivalent payment in lieu of such coverage if such coverage is not practicable.

Subject to certain terms and limitations, the employment agreement further provides that during its term and for a period of one year thereafter (except following a change in control), Mr. Labozzetta may not compete with, or solicit customers or employees of, Provident or Provident Bank, provided, however, that upon his termination during any renewal term, as defined in the agreement, any restrictions limiting Mr. Labozzetta from becoming an employee of or providing services to another institution would be reduced to six months.

Mr. Shara has an employment agreement dated September 26, 2022, which was executed in connection with Provident’s merger with Lakeland. The agreement has a term of two years, which commenced on the closing date of the merger, May 15, 2024. Under the terms of the agreement, Mr. Shara became Executive Vice Chairman of Provident, for which he will be compensated in the form of base salary and will be eligible to participate in the annual cash incentive plan with a target opportunity equal to 75% of base salary, long term incentive plan with a target opportunity of 100% salary and other benefit plans generally provided to other employees.

In the event Mr. Shara’s employment is terminated for “good reason” or without “cause” (as each such term is defined in the employment agreement), he would receive (1) any standard compensation and benefits that have been earned by him as of his termination date; (2) a cash lump sum payment equal to one year of base salary and one year of bonus based on the target bonus opportunity, and (3) continued life, medical, dental and disability coverage for a period of twelve months or a cash equivalent payment in lieu of such of coverage, if such coverage is not practicable.

Mr. Shara also entered into a retention and award agreement in connection with Provident’s merger with Lakeland, in which Mr. Shara was awarded (1) a one-time cash bonus of $1,000,000 payable with the closing of the merger, (2) a retention payment of $1,000,000 in the form of (i) $500,000 in a single lump sum on the one year anniversary of the closing date of the merger provided he is employed by the company at the time, and (ii) a restricted stock grant with a grant date fair value of $500,000 which was made at the time of the closing, and which shall vest in full on the one year anniversary of the closing (subject to continued employment).

In addition, Mr. Shara entered into a non-competition and non-solicitation agreement in connection with Provident’s merger with Lakeland, under which Mr. Shara will be prohibited from competing with and soliciting employees and customers from Provident and Provident Bank for a two-year period following the date on which he ceases to perform services for Provident, in exchange for a lump sum cash payment in the amount of $3,100,000. Such payment was made to Mr. Shara on the first regularly scheduled payroll cycle following the closing of the merger with Lakeland and if Mr. Shara breaches the non-competition and/or non-solicitation restrictions, Provident may require Mr. Shara to pay Provident an amount equal to the after-tax portion of the cash lump sum payment.

Transition Agreement

Provident entered into a Transition Agreement with General Release of Claims with Mr. Kuntz, effective August 2, 2023, in connection with the merger with Lakeland. The agreement enabled a successful merger integration and succession planning. The agreement provides that Mr. Kuntz’s employment with Provident and Provident Bank would terminate as part of the management restructuring 90 days after the closing date of the merger (the “separation date”), unless prior to the separation date Mr. Kuntz resigned or died, or his employment was terminated due to “disability” or for “cause” (each as defined in the agreement). From the closing date of the merger to the separation date or an earlier applicable date of termination

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(the applicable date being the “termination date”), Mr. Kuntz would serve as Special Advisor to Mr. Labozzetta in exchange for an annualized base salary of $550,000. In addition, unless Mr. Kuntz resigned, or were to be terminated for cause prior to the separation date, he would receive a lump sum bonus payment of $875,000 as a merger related transition payment. If Mr. Kuntz were to be terminated due to disability or death prior to the separation date, he or his estate, as applicable, would receive a prorated amount of the bonus payment.

The agreement also provides, in exchange for a Release of Claims and compliance with various restricted covenants, that unless Mr. Kuntz died, resigned, or were to be terminated due to disability or for cause prior to the separation date, he would receive a lump sum separation payment of $1,650,000.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after the executive’s qualifying termination event as described below following a change in control of Provident. We have entered into a three-year change in control agreement with Messrs. Labozzetta, Lyons, and Ms. Murray and a two-year change in control agreement with Mr. Vakacherla. Each of the agreements renews on the anniversary date of its respective effective date so that the remaining term is two or three years, based on the agreement, unless otherwise terminated. We have entered into a change in control agreement with Mr. Shara with a two year term. The term of Mr. Shara’s agreement is two years from the effective date of agreement, which is the consummation of the merger with Lakeland Bank and has a benefit of May 15, 2024.

Under the agreements:

Following a change in control and during the term of the agreement, the executive is entitled to a severance payment if the executive’s employment is terminated, other than for cause, disability, or retirement; or the executive terminates employment for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties, or responsibilities as in effect prior to the change in control;
•	a reduction in his or her base salary or fringe benefits;
•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or
•	a failure by Provident to obtain an assumption of the agreement by its successor.

For Messrs. Labozzetta, Lyons, and Ms. Murray, the change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental, and disability for three years. For Mr. Shara, the company entered into a change in control agreement with a severance payment calculation that is equal to three times the average of the executive’s annual compensation during the three completed calendar years preceding the year in which a change in control occurs. In addition, the executive is generally entitled to receive life, health, dental, and disability coverage for three years. For Mr. Vakacherla, the change in control severance payment is equal to two times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental, and disability coverage for two years.

The gross benefits under the change in control agreements for the named executive officers, other than Messrs. Labozzetta and Shara, are reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the executive. Any payments under this plan are subject to applicable federal, state, and local taxation.

Executive Stock Ownership Requirements

Our Compensation Committee recommended, and our board of directors adopted, stock ownership guidelines for our directors and executive officers to ensure that they have a meaningful economic stake in the company. The guidelines for our named executive officers are expressed as an amount of Provident common stock having a value equal to a multiple of the non-employee director’s annual retainer or employee’s base salary, as follows:

Directors	Non-employee Directors	5 times cash annual retainer
Tier I	Executive Chairman, Executive Vice Chairman President and Chief Executive Officer	6 times base salary
Tier II	Other Named Executive Officers	1.5 times base salary

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Messrs. Labozzetta, Lyons, Kuntz and Ms. Murray currently meet these guidelines. Messrs. Vakacherla and Shara have not met the guideline at this time due to their more recent onboarding of July 25, 2022 and May 16, 2024, respectively. An executive’s vested restricted stock awards, unvested time-vesting restricted stock awards, and shares of Provident common stock held in the ESOP and 401(k) Plan attributable to the executive count toward compliance with the ownership guidelines. Unvested performance-vesting stock awards and unexercised stock options are not included for determining an executive’s compliance with the ownership guidelines.

Equity Compensation Grant Practices

Named executives officers were granted performance shares and restricted stock awards in March of 2024. Mr. Shara received a restricted stock award under the terms of his Retention and Award Agreement in May of 2024. Stock option awards are not currently a component of executive compensation design.

While Provident does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the board have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under Provident’s insider trading policy. Consequently, Provident has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

Provident did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

Prohibition on Hedging

Our stock trading policy prohibits the named executive officers and other participants in the long-term incentive plan from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. In addition, the policy provides that they should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Clawback Policies

Our board of directors has adopted a clawback policy that complies with the New York Stock Exchange listing standards as mandated by the SEC. The policy requires the clawback of incentive-based compensation erroneously received by current or former executive officers after an accounting restatement (calculated based on the error that was subsequently corrected in the accounting restatement), regardless of any misconduct or knowledge of the officer who received the compensation. This policy is intended to supplement any other clawback provisions implemented by the company in effect now, or in the future.

In addition, our cash incentive awards and all equity awards (both time-based and performance-based) are subject to the company’s clawback policy, as it may be amended from time to time, and any future clawback and recoupment policy that the company may adopt.

The cash and equity incentive awards granted to an employee are also subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. Such events include termination of employment for cause, violation of material company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply, or other conduct that is detrimental to the business or reputation of the company.

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Risk Assessment

The Compensation Committee believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Provident. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan serves as a core governance document for our cash and equity incentive compensation plans, establishing lines of authority, a foundation for relevant internal controls and procedures, and risk mitigation and accountability features, including clawbacks and deferrals.

The Compensation Committee annually assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer, General Auditor, and Chief Compliance Officer and is presented to and reviewed by the Compensation Committee.

The risk assessment includes an evaluation of:

•	the design of incentive plans to ensure they satisfy bank regulatory requirements and do not encourage excessive or imprudent risk taking;
•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and
•	the board of directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The risk assessment conducted in 2024 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward, are compatible with effective controls and risk management, and are supportive of strong governance, including active oversight by the board of directors.

Compensation and Human Capital Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Matthew K. Harding (Chair)
James P. Dunigan
James E. Hanson, II
Edward J. Leppert
Robert E. McCracken

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Executive Compensation

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2024 compensation decisions for the named executive officers.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Anthony J. Labozzetta President & Chief Executive Officer	2024	945,193	—	1,425,000	890,625	—	240,274	3,501,092
	2023	818,269	—	825,000	309,375	—	121,547	2,074,191
	2022	648,269	—	650,000	655,980	—	95,043	2,049,292
Thomas M. Lyons Senior Executive Vice President and Chief Financial Officer	2024	565,866	—	509,900	354,063	—	141,644	1,571,473
	2023	549,269	—	330,000	137,500	5,089	131,917	1,153,775
	2022	530,423	—	318,600	357,257	—	108,164	1,314,444
John Kuntz Former Senior Executive Vice President, Chief Administrative Officer and Senior Advisor	2024	317,477	—	112,172	105,594	—	2,627,884	3,163,127
	2023	549,384	—	330,000	137,500	—	120,078	1,136,962
	2022	533,423	—	320,400	359,275	—	90,825	1,303,923
Valerie O. Murray Executive Vice President, Chief Wealth Officer and President of Beacon Trust	2024	488,750	—	293,580	257,861	—	108,452	1,148,643
	2023	474,423	—	332,500	233,909	—	89,203	1,130,035
	2022	458,846	—	276,000	61,898	—	66,221	862,966
Thomas J. Shara Executive Vice Chairman	2024	433,583	262,302	500,000	447,746	—	4,162,691	5,806,322
Ravi Vakacherla Executive Vice President, Chief Digital and Innovation Officer	2024	457,885	—	412,540	286,500	—	52,627	1,209,552
(1)	The amounts shown represent base salary earned during each fiscal year covered. The amounts shown for Messrs. Kuntz and Shara reflect a partial year. Mr. Shara's employment commenced May 16, 2024. Mr. Kuntz separated due to the merger on July 15, 2024. Since Messrs. Shara and Vakacherla were NEOs for the first time in 2024, pursuant to SEC rules, compensation for 2023 and 2022 is not required to be reported.
(2)	The amount shown represents a guaranteed cash bonus paid for Mr. Shara which is equal to 100% of target for his former role as CEO of Lakeland Bank prior to the merger.
(3)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting portion of the awards are computed at Target performance achievement. The grant date fair values of the performance-vesting portion of the awards at Maximum performance achievement would be: $1,160,306, $415,153, $335,921 and $358,580 for 2024 for Messrs. Labozzetta, Lyons, Vakacherla, and Ms. Murray, respectively; $972,498, $389,039, $389,039 and $391,942 for 2023 for Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, respectively; $1,039,596, $382,141, $384,324 and $331,063 for 2022 for Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, respectively. The amounts shown also include the restricted stock awards that may vest if goals are achieved over the two-year period 2024-2025 subject to the achievement of merger related planned cost savings (50% weight) and a successful merger integration (50% weight). Messrs. Labozzetta, Lyons, Shara and Vakacherla received $475,000, $170,000, $500,000 and $137,500 respectively of merger related stock awards.
(4)	The amounts shown reflect the payment made under the Executive Annual Incentive Plan. Commencing in 2021, Ms. Murray's cash incentive payments is based on 80% business line and 20% bank results. Mr. Kuntz received a pro-rated incentive in accordance with his transition agreement. Mr. Shara earned bonus consistent with the terms of his employment contract with Provident Bank, prorated for time served as Executive Vice Chairman and paid at 125% of target opportunity.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer's benefits under all defined benefit pension plans. For 2024, there was a negative change in present value of the benefits under the defined benefit plan for all participants and no amount is disclosed in the Summary Compensation Table. For 2023, there was a negative change in present value of the benefits under the defined benefit plan for Mr. Kuntz and no amount is disclosed in the Summary Compensation Table. For 2022, there was a negative change in present value of the benefits under the defined benefit plan for all participants and no amount is disclosed in the Summary Compensation Table. Messrs. Labozzetta, Shara, and Vakacherla and Ms. Murray are not participants in the defined benefit pension plan, which was frozen prior to their employment with the Company. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues, and other personal benefits), the value of cash dividend payable on vested restricted stock awards, accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables. Mr. Shara was paid dividends on unvested shares per the terms of the Lakeland award agreement.

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All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Stock Awards ($)	Change in Control & Merger Related Payments ($)(1)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement, 401(k) and Non-Qualified Plans ($)	Total ($)
Anthony J. Labozzetta	2024	32,786	114,898	—	22,767	69,823	240,274
	2023	30,478	5,024	—	24,328	61,717	121,547
	2022	15,992	2,484	—	24,046	52,521	95,043
Thomas M. Lyons	2024	11,450	54,046	—	17,902	58,246	141,644
	2023	6,000	52,744	—	19,009	54,164	131,917
	2022	6,000	22,488	—	22,896	56,780	108,164
John Kuntz	2024	5,100	56,247	2,525,000	606	40,931	2,627,884
	2023	6,000	53,068	—	1,241	59,769	120,078
	2022	6,000	21,061	—	1,272	62,492	90,825
Valerie O. Murray	2024	21,200	45,307	—	1,860	40,085	108,452
	2023	6,000	43,175	—	1,968	38,060	89,203
	2022	6,000	17,498	—	1,940	40,783	66,221
Thomas J. Shara	2024	5,635	45,960	4,100,000	11,096	—	4,162,691
Ravi Vakacherla	2024	23,000	914	—	10,105	18,608	52,627
(1)	The amount shown for Mr. Kuntz reflects the Severance Benefit paid under his transition agreement. The amount shown for Mr. Shara includes $1,000,000 under his Retention and Award Agreement and $3,100,000 under his Non-Competition and Non-Solicitation Agreement.

Perquisites

Name	Year	Personal Use of Company Car/Car Allowance ($)(7)	Club Dues ($)	Executive Health Plan ($)	Total Perquisites and Other Personal Benefits ($)(8)
Anthony J. Labozzetta	2024	3,908	16,278	12,600	32,786
	2023	5,325	24,196	957	30,478
	2022	5,797	10,195	—	15,992
Thomas M. Lyons	2024	10,200	—	—	11,450
	2023	6,000	—	—	6,000
	2022	6,000	—	—	6,000
John Kuntz	2024	5,100	—	—	5,100
	2023	6,000	—	—	6,000
	2022	6,000	—	—	6,000
Valerie O. Murray	2024	10,200	—	11,000	21,200
	2023	6,000	—	—	6,000
	2022	6,000	—	—	6,000
Thomas J. Shara	2024	5,635	—	—	5,635
Ravi Vakacherla	2024	12,000	—	11,000	23,000
(7)	For Messrs. Labozzetta and Shara, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount shown is a monthly car allowance
(8)	The amount shown for Mr. Lyons includes a Service Award of $1,250 in 2024.

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Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2024 made to the named executive officers. The awards granted on February 16, 2024 represent the cash incentive payments that could be earned based on performance under the Executive Annual Cash Incentive Plan for 2024. The awards granted on March 4, 2024 are long-term equity incentive awards which are primarily performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to our named executive officers.

Grants of Plan-Based Awards Table for the Year Ended December 31, 2024

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony J. Labozzetta	2/16/2024	71,250	712,500	1,068,750
	3/4/2024				22,541	49,032	79,473		712,500
	3/4/2024							16,267(3)	237,500
	5/20/2024				—	30,410(5)	30,410		475,000
Thomas M. Lyons	2/16/2024	28,325	283,250	424,875
	3/4/2024				8,065	17,543	28,435		254,925
	3/4/2024							5,820(3)	84,975
	5/20/2024				—	10,883(5)	10,883		170,000
John Kuntz	2/16/2024	28,325	283,250	424,875
	3/4/2024				—	—	—		—
	3/4/2024							7,683(3)	112,172
Valerie O. Murray	2/16/2024	24,465	244,650	366,975
	3/4/2024				6,966	15,153	24,560		220,185
	3/4/2024							5,027(3)	73,395
Thomas J. Shara	5/28/2024	57,000	570,000	855,000				32,020(6)	500,000
Ravi Vakacherla	2/16/2024	22,920	229,200	343,800
	3/4/2024				6,526	14,195	23,008		206,280
	3/4/2024							4,710(3)	68,760
	5/20/2024				—	8,803(5)	8,803		137,500
(1)	The amounts shown at Target assume achievement of 100% of company goals and objectives. For Ms. Murray the Target assumes achievement of goals based on 80% on the wealth management business and 20% on company goals. Mr. Kuntz was paid a prorated amount of incentive based on his period of service through the merger. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance goal is achieved at Threshold level and if all performance goals are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance goals are achieved over the three-year period 2023-2025 at the stated levels. The Threshold and Maximum levels include the impact of a Total Shareholder Return Modifier applied to the return on tangible equity component of the performance goals.
(3)	Represents the number of three-year time-vesting restricted stock awards granted.
(4)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Note 13 to our audited financial statements for the year ended December 31, 2024 contained in our Annual Report on Form 10-K includes the assumptions used to calculate these amounts.
(5)	Represents the number of restricted stock awards that may vest if goals are achieved over the two-year period 2024-2025 subject to the achievement of merger related planned cost savings (50% weight) and a successful merger integration (50% weight).
(6)	Represents the number of one-year time-vesting restricted stock awards granted to Mr. Shara upon merger.

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Outstanding Equity Awards at Year-End

The following table shows certain information about outstanding equity awards as of December 31, 2024 for our named executive officers.

Outstanding Equity Awards At December 31, 2024

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Anthony J. Labozzetta	3/2/2022			27,112	511,603
	3/3/2023	5,881	110,975	25,755	485,997
	3/4/2024	16,267	306,958	49,032	925,234
	5/20/2024	—	—	30,410	573,837
Thomas M. Lyons	3/2/2022	1,120	21,134	9,966	188,059
	3/3/2023	2,353	44,401	10,303	194,418
	3/4/2024	5,820	109,824	17,543	331,036
	5/20/2024			10,883	205,362
John Kuntz	3/2/2022	—	—	10,023	189,134
	3/3/2023			10,303	194,418
Valerie O. Murray	3/2/2022	970	18,304	8,634	162,923
	3/3/2023	2,370	44,722	10,380	195,871
	3/4/2024	5,027	94,859	15,153	285,937
Thomas J. Shara	5/28/2024			32,020	604,217
Ravi Vakacherla	8/3/2022	2,508	47,326
	3/3/2023	1,903	35,909	8,335	157,281
	3/4/2024	4,710	88,878	14,195	267,860
	5/20/2024			8,803	116,113
(1)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2024.
(2)	Amounts shown are based on the fair market value of Provident common stock on December 31, 2024 of $18.87.
(3)	Amounts shown represent the number of stock awards that may vest if performance goals are achieved over the three-year periods of 2022-2024, 2023-2025 and 2024-2026 at Target level. For Messrs. Labozzetta, Lyons and Vakacherla amounts shown also include the number of restricted stock awards that may vest if goals are achieved over the two-year period 2024-2025 subject to the achievement of merger related planned cost savings (50% weight) and a successful merger integration (50% weight). Mr. Shara’s amount shown also includes number of restricted awards that may vest if the retention period is satisfied.

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Option Exercises and Stock Vested

The following table shows certain information about restricted stock awards that vested in 2024.

	Stock Awards		Stock Options
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Exercised (#)	Value Realized on Exercise ($)(2)
Anthony J. Labozzetta	42,128	624,758	—	—
Thomas M. Lyons	20,047	297,297	—	—
John Kuntz	23,484	354,560	—	—
Valerie O. Murray	16,948	251,339	—	—
Thomas J. Shara	—	—	—	—
Ravi Vakacherla	952	14,118	—	—
(1)	The value realized on vesting represents the market value on the day the stock vested for both performance and time-vested stock awards.
(2)	There were no Stock Options Exercised by the NEOs listed during 2024.

Pension Benefits

We maintain a noncontributory defined benefit pension plan covering full-time employees who had attained age 21 with at least one year of service as of April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be a reduced benefit calculated pursuant to the terms of the pension plan. However, if a participant who terminates employment after December 31, 2001 and elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

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Pension Benefits At And For The Year Ended December 31, 2024

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)
Anthony J. Labozzetta	None applicable	—	—	—
Thomas M. Lyons	The First Sentinel Pension Plan	25	65,976	—
John Kuntz	Provident Bank Pension Plan	23	43,112	1,463
Valerie O. Murray	None applicable	—	—	—
Thomas J. Shara	None applicable	—	—	—
Ravi Vakacherla	None applicable	—	—	—
(1)	The amounts shown are determined based on the measurement date of December 31, 2024. For the discount rate and other assumptions used, please refer to note 13 to our audited financial statements contained in our Annual Report on Form 10-K.
(2)	For Mr. Kuntz the amount shown represents payments from his Provident Bank Pension Plan in the amount of $292.55 per month commencing August 1, 2024 for a total Pension plan payment of $1,463 for 2024.

Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer in our non-qualified defined contribution plans at and for the year ended December 31, 2024.

Non-Qualified Deferred Compensation At And For The Year Ended December 31, 2024

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Anthony J. Labozzetta	—	52,891	39,063	—	1,050,889
Thomas M. Lyons	—	22,176	10,160	—	239,385
John Kuntz	—	—	9,183	—	196,250
Valerie O. Murray	—	15,846	4,370	—	108,882
Thomas J. Shara	—	—	415,370	87,500	8,898,611
Ravi Vakacherla	—	13,433	68	—	15,220
(1)	The amounts shown represent the estimated Non-Qualified Supplemental Defined Contribution Plan contribution for 2024. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2024 of $18.87 per share. These contributions are included in the Summary Compensation Table in the column “All Other Compensation.” Mr. Shara does not participate in the Non-Qualified Supplemental Defined Contribution Plan.
(2)	The amounts shown include interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan. For Mr. Labozzetta the amount shown includes interest on his SB One Supplemental Executive Retirement Plan. For Mr. Shara, the amount shown includes interest on his Lakeland Executive Elective Deferral Plan and his Lakeland Deferred Compensation Plan. The amounts shown include an increase in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 31, 2024 was $18.87 per share compared to $18.03 per share at December 31, 2023. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)	For Mr. Shara, the amount shown represents payments from his Supplemental Executive Retirement Plan in the amount of $12,500 per month commencing June 1, 2024 for a total SERP payment of $87,500 for 2024.
(4)	For Mr. Labozzetta the amount shown includes a balance of $879,219 in his SB One Supplemental Executive Retirement Plan. For Mr. Shara, the amount shown includes a balance of $2,162,500 in his Supplemental Executive Retirement Plan, a balance of $3,940,434 in the Lakeland Executive Elective Deferral Plan and a balance of $2,795,677 in his Lakeland Deferred Compensation Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $56,439, $23,507, $14,133 and $16,719 for Messrs. Labozzetta, Lyons, Vakacherla and Ms. Murray, respectively for 2024; $45,134, $21,975, $21,985, and $15,518 for Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, respectively for 2023; and $34,243, $23,346, $23,623, and $16,717 for Messrs. Labozzetta, Lyons, Kuntz and Ms. Murray, respectively for 2022.

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We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), that provides additional benefits to certain employees whose benefits under the 401(k) Plan and ESOP are reduced by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in cash unless the committee administering the Supplemental Plan determines in its sole discretion to pay the equivalent benefit in the form of Provident common stock.

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement with Messrs. Labozzetta and Shara. In addition, Provident has entered into three-year change in control agreements with Messrs. Labozzetta, Lyons, Shara and Ms. Murray, and a change in control agreement with a two-year term with Mr. Vakacherla. Mr. Kuntz received a payment of $2,630,594 upon his termination of employment, as discussed in the Compensation Discussion and Analysis.

The following tables reflect the amount of compensation and benefits payable to each of the named executive officers, as of December 31, 2024, pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment under the circumstances noted in the tables. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements.

The amount of compensation and benefits payable to each named executive officer upon an involuntary termination without cause or a termination by the executive for Good Reason, in each case following a change in control and in the event of disability (with respect to Messrs. Labozzetta’s and Shara’s employment agreements) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2024, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his or her termination. The amounts shown relating to unvested stock awards are based on the fair market value of our common stock on December 29, 2024, the last trading day of 2024, of $18.87 per share. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown in the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G best net benefit provisions in each of the named executive officers’ agreements. There is no such best net benefit provision in the agreements with Messrs. Labozzetta and Shara.

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Potential Payments Upon Termination or Change in Control as of December 31, 2024

Anthony J. Labozzetta	Employment Agreement	Employment Agreement		Change in Control Agreement
				After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Death ($)(3)	Termination w/o Cause or for Good Reason ($)
Salary	950,000	712,500		2,850,000
Incentive/Bonus	890,625	—		2,671,876
Total Cash Payments	1,840,625	712,500		5,521,876
Medical	33,036	33,036		99,109
Dental	2,261	2,261		6,784
Life Insurance	1,255	1,255		3,766
Long-Term Disability	594	594		1,782
Vision	133	133		398
Total Benefits	37,279	37,279		111,839
Total Cash & Benefits	1,877,903	749,779		5,633,715
Value Unvested Options	—	—		—
Value Unvested Awards	—	2,914,604	2,914,604	2,914,604
TOTAL	1,877,903	3,664,383	2,914,604	8,548,319
(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.
(3)	Under the 2019 and 2024 Long-Term Incentive Plans upon Termination of Service for reason of Death all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.

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Thomas M. Lyons		After Change in Control
Benefit	Disability & Death ($)(1)	Termination w/o Cause or for Good Reason ($)
Salary		1,699,500
Incentive/Bonus		1,071,771
Total Cash Payments		2,771,271
Medical		61,284
Dental		2,824
Life Insurance		2,246
Long-Term Disability		1,782
Vision		398
Total Benefits		68,534
Total Cash & Benefits		2,839,805
Value Unvested Options		0
Value Unvested Awards	1,094,234	1,094,234
TOTAL	1,094,234	3,934,039
(1)	Under the 2019 and 2024 Long-term Incentive Plans upon Termination of Service for reason of Disability or Death all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.

Valerie O. Murray		After Change in Control
Benefit	Disability & Death ($)(1)	Termination w/o Cause or for Good Reason ($)
Salary		1,467,901
Incentive/Bonus		773,584
Total Cash Payments		2,241,485
Medical		61,284
Dental		4,590
Life Insurance		1,941
Long-Term Disability		1,782
Vision		398
Total Benefits		69,995
Total Cash & Benefits		2,311,480
Value Unvested Options		0
Value Unvested Awards	802,617	802,617
TOTAL	802,617	3,114,097
(1)	Under the 2019 and 2024 Long-Term Incentive Plans upon Termination of Service for reason of Disability or Death all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.

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Thomas J. Shara	Employment Agreement	Employment Agreement		Change in Control Agreement
				After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Death ($)(3)	Termination w/o Cause or for Good Reason ($)
Salary	760,000	570,000		2,280,000
Incentive/Bonus	710,048	—		2,130,143
Total Cash Payments	1,470,048	570,000		4,410,143
Medical	33,036	33,036		99,109
Dental	2,261	2,261		6,784
Life Insurance	653	653		1,960
Long-Term Disability	594	594		1,782
Vision	205	205		615
Total Benefits	36,749	36,749		110,250
Total Cash & Benefits	1,506,797	606,749		4,520,393
Value Unvested Options	—	—		—
Value Unvested Awards	—	604,217	604,217	604,217
TOTAL	1,506,797	1,210,966	604,217	5,124,610
(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.
(3)	Under the 2024 Long-Term Equity Incentive Plan upon Termination of Service for reason of Death all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.

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Ravi Vakacherla		Change in Control Agreement
Benefit	Disability & Death ($)(1)	After Change in Control
Salary		916,800
Incentive/Bonus		573,000
Total Cash Payments		1,489,800
Medical		66,073
Dental		1,377
Life Insurance		1,212
Long-Term Disability		1,188
Vision		410
Total Benefits		70,260
Total Cash & Benefits		1,560,060
Value Unvested Options		—
Value Unvested Awards	763,367	763,367
TOTAL	763,367	2,323,427
(1)	Under the 2019 and 2024 Long-Term Incentive Plans upon Termination of Service for reason of Disability or Death all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.

Provident, Provident Bank and Mr. Kuntz entered into a Transition Agreement with General Release of Claims, effective August 2, 2023, in connection with the merger with Lakeland. As provided in the Transition Agreement with General Release of Claims, Mr. Kuntz vacated the role of Senior Executive Vice President and Chief Administrative Officer on May 15, 2024, which was the closing date of the merger with Lakeland Bank, and he continued to serve as Senior Advisor until his separation from Provident Bank on July 15, 2024 in exchange for two payments: (i) a merger integration bonus of $875,000, less required withholding, which was paid on August 23, 2024, and (ii) a cash lump sum severance payment of $1,650,000, less required withholding, which was paid on August 23, 2024.

Pay Ratio Disclosure

The following is a reasonable estimate calculation, prepared in accordance with SEC rules, of the ratio of the total annual compensation paid to Mr. Labozzetta, who served as our President and Chief Executive Officer in 2024, to the median of the total annual compensation of our employees, except Mr. Labozzetta for 2024. Our median employee for this calculation was determined using total annual compensation data for all our active employees, excluding Mr. Labozzetta as of December 31, 2024. We included all active employees including those employed on a full-time, part-time, or seasonal basis. We did not annualize or prorate the data used in the calculation. Total annual compensation used to arrive at the median employee was consistent with that used to calculate total annual compensation for the named executive officers as required by the SEC, excluding the change in pension value and nonqualified deferred compensation earnings and the value of other benefits available on a non-discriminatory basis to all our employees, such as company contributions to health, life, and disability insurance. We did not include the 632 former Lakeland employees in the calculation as they were paid by Provident Bank for a partial year.

After identifying the median employee as described above, we determined that the median employee had a total annual compensation of $82,088 for 2024, which was determined using the same methodology as required by the SEC for named executive officers as set forth in the summary compensation table. The total annual compensation for Mr. Labozzetta for the same period was $3,501,092. The ratio of Mr. Labozzetta’s total annual compensation to the median total annual compensation of all other employees for 2024 was 43:1.

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Pay Versus Performance

As discussed in the Compensation Discussion and Analysis appearing earlier, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEO’s realized compensation to the achievement of the company’s financial and strategic objectives, and to align our executive pay with changes in the value of our stockholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2024, 2023, 2022, 2021 and 2020.

	Summary Compensation	Summary Compensation	Compensation	Compensation Actually Paid	Average Summary Compensation` Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based on:		Net	Return
Year	Table Total for First CEO(1) $	Table Total for Second CEO(2) $	Actually Paid to First CEO(3) $	to Second CEO(3) $	for Non-CEO NEOs(4) $	to Non-CEO NEOs(4) $	TSR(5)	Peer Group TSR(5)	Income $ (in millions)	on Average Assets(6)
2024	3,501,092	—	3,872,306	—	2,579,823	2,682,870	$98.86	$132.44	116	0.57%
2023	2,074,191	—	1,600,542	—	1,091,424	915,642	$89.28	$112.03	128	0.92%
2022	2,049,292	—	1,934,504	—	1,218,560	1,039,519	$100.08	$111.47	176	1.29%
2021	—	2,625,561	—	4,387,807	1,420,405	1,889,746	$108.82	$126.43	168	1.26%
2020	—	2,530,194	—	1,941,043	997,872	778,301	$77.47	$90.82	97	0.86%

(1)	For fiscal years 2022, 2023 and 2024, this column presents the Summary Compensation Table total for President and Chief Executive Officer Anthony Labozzetta, following Mr. Labozzetta’s appointment as President and Chief Executive Officer effective January 1, 2022.
(2)	For fiscal years 2020 and 2021, this column presents the Summary Compensation Table total for President and Chief Executive Officer Christopher Martin.

(3)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Messrs. Labozzetta and Martin’s total compensation to determine the compensation actually paid.

(4)	The Non-CEO NEOs in the 2024 reporting year are Thomas Lyons, John Kuntz, Valerie O. Murray, Thomas Shara and Ravi Vakacherla. The Non-CEO NEOs in the 2023 reporting year are Thomas Lyons, John Kuntz, Valerie O. Murray, and George Lista. The Non-CEO NEOs in the 2022 reporting year are Christopher Martin, Thomas Lyons, John Kuntz, and Valerie O. Murray. The Non-CEO NEOs in the 2021 reporting year are Anthony Labozzetta, Thomas Lyons, John Kuntz, and Valerie O. Murray. The Non-CEO NEOs in the 2020 reporting year are Anthony Labozzetta, Thomas M. Lyons, John Kuntz, Valerie O. Murray, Walter Sierotko, and Donald W. Blum. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEO’s total compensation to determine the compensation actually paid.
(5)	TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P U.S. SmallCap Banks Index, which is the same peer group used by the company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(6)	Return on average assets is Provident’s selected measure. Values shown reflect ROAA as calculated for purposes of our executive compensation program for the applicable reporting year and may exclude unanticipated and non-recurring items of revenue or expense as determined by the Compensation Committee.

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	Anthony Labozzetta			Christopher Martin
	2024	2023	2022	2021	2020
Total Compensation as reported in Summary Compensation Table (“SCT”)	$3,501,092	$2,074,191	$2,049,292	$2,625,561	$2,530,194
Pension values reported in SCT	—	—	—	—	—
Fair value of equity awards granted during fiscal year	(1,425,000)	(825,000)	(650,000)	(797,000)	(785,000)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—
Fair value of equity compensation granted in current year-value at end of year-end	1,871,986	403,635	601,057	1,423,024	787,002
Fair value of equity compensation granted in current year-value at vesting-date	—	—	—	—	—
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(239,576)	952	(740)	183,642	(206,907)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	163,804	(53,235)	(65,105)	952,580	(384,246)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—	—
Compensation Actually Paid	$3,872,306	$1,600,542	$1,934,504	$4,387,807	$1,941,043

	Non-CEO NEO Averages
	2024	2023	2022	2021	2020
Total Compensation as reported in SCT	$2,579,823	$1,091,424	$1,218,560	$1,420,405	$997,872
Pension values reported in SCT	—	(1,272)	—	—	(6,535)
Fair value of equity awards granted during fiscal year	(365,638)	(280,125)	(428,000)	(389,273)	(172,717)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—
Fair value of equity compensation granted in current year-value at end of year-end	445,605	136,981	360,948	645,211	162,983
Fair value of equity compensation granted in current year-value at vesting-date	8,564	—	—	—	—
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(65,694)	(5,544)	(7,766)	26,818	(65,104)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	90,524	(25,823)	(104,223)	186,585	(138,198)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(10,314)	—	—	—	—
Compensation Actually Paid	$2,682,870	$915,642	$1,039,519	$1,889,746	$778,301

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Relationship Between “Compensation Actually Paid” and Performance Measures

As shown in the charts below, the relationship between the Compensation Actually Paid to the CEO and the Average Compensation Actually Paid to the NEOs other than the CEO in fiscal 2020, 2021, 2022, 2023 and 2024 (collectively, “NEO Compensation Actually Paid”) to each of (1) net income, (2) total shareholder return (“TSR”), and (3) return on average assets (“ROAA”) demonstrates that such compensation fluctuates to the extent the company is achieving its goals and increasing value for stockholders in line with the company’s compensation philosophy and performance-based objectives.

CAP Versus Net Income
$6,000
$4,500
$3,000
$1,500
$0
CAP ($000)
$200
$150
$100
$50
$0
Provident Net Income ($M)
$97
$168
$176
$128
$116
$1,941
$778
$4,388
$1,890
$1,935
$1,040
$1,601
$916
$3,872
$2,683
2020
2021
2022
2023
2024
CAP to CEO
Avg. Cap to Non-CEO NEOs
Provident Net Income

CAP Versus TSR
CAP ($000)
TSR Indexed to $100 Per Share
$6,000
$4,500
$3,000
$1,500
$0
$140
$105
$70
$35
$0
$91
$77
$126
$109
$111
$100
$112
$89
$132
$99
$1,941
$778
$4,388
$1,890
$1,935
$1,040
$1,601
$916
$3,872
$2,683
2020
2021
2022
2023
2024
CAP to CEO
Avg. CAP to Non-CEO NEOs
Provident TSR
S&P U.S. SmallCap Banks Index TSR

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CAP Versus ROAA
CAP ($000)
Provident ROAA
$6,000
$4,500
$3,000
$1,500
$0
1.40%
1.05%
0.70%
0.35%
0.00%
0.86%
1.26%
1.29%
0.92%
0.57%
$1,941
$778
$4,388
$1,890
$1,935
$1,040
$1,601
$916
$3,872
$2,683
2020
2021
2022
2023
2024
CAP to CEO
Avg. CAP to Non-CEO NEOs
Provident ROAA

The three items listed below represent the most important metrics we used to determine Compensation Actually Paid for fiscal year 2024:

1.	Return on Average Assets
2.	Return on Average Tangible Equity
3.	Earnings Per Share

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Director Compensation

Elements of Director Compensation

Director Fees

Director fees are paid to our non-management directors only. Mr. Martin and Mr. Shara are paid annual salaries for their responsibilities as Executive Chairman and Executive Vice Chairman, respectively. Mr. Labozzetta receives no director compensation for his service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third-party and will consult external surveys to assist it in a review of director compensation.

We pay annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30. We do not pay “per meeting” fees. The board, through its Compensation and Human Capital Committee regularly reviews board fees, with advice from their independent compensation consultant, to ensure the fee structure and amount is aligned with peers and properly compensates board members for their responsibilities. The director fees are unchanged from 2023. The current director fee schedule is as follows:

Board Member Annual Retainer	$55,000
Lead Director Annual Retainer (paid in quarterly installments)	$25,000
Committee Annual Retainers (paid in quarterly installments)

$27,500 for Audit and Compensation Committee Chairs

$15,000 for each member of the Audit and Compensation Committees

$20,000 for Governance/Nominating Committee Chair

$10,000 for each member of the Governance/Nominating Committee

$22,500 for Enterprise Risk, Finance and Technology Committee Chairs

$12,500 for each member of the Enterprise Risk, Finance and Technology Committees

Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with one-year vesting

Provident entered into an Executive Chairman Agreement with Mr. Martin, effective January 1, 2023, which was subsequently amended on May 28, 2024. The amended agreement, which replaced his prior employment agreement, has a two-year term expiring May 16, 2026 (extended from May 31, 2024) and provides for a base salary of no less than $450,000. The agreement provides that if Mr. Martin’s employment is terminated for reasons other than for “cause”, or if he terminates his employment following an event constituting “good reason” (each as defined in the agreement), Mr. Martin would be entitled to a lump sum cash payment equal to the base salary due for the remaining term of the agreement, plus continued insurance coverage for the remaining term of the agreement (or a cash equivalency payment). These payments would be in addition to any base salary and incentive compensation (if any) earned as of the date of termination. The termination benefits are subject to Mr. Martin’s compliance with non-solicit and non-compete provisions for a one-year period following his termination. Benefits relating to a termination following a change in control are provided for in a separate change in control agreement between Provident and Mr. Martin. The change in control agreement was also amended on May 28, 2024 to extend the term of the agreement to May 16, 2026. Definitions under the change in control is consistent with other executives. For Mr. Martin, the change in control severance payment is equal to three times the average of the executive’s annual compensation during the three completed calendar years preceding the year in which a change in control occurs. In addition, the executive is generally entitled to receive life, health, dental, and disability coverage for three years.

Based on his performance as Executive Chairman, the board of directors approved a salary increase for Mr. Martin of $50,000 for 2024, for a salary of $550,000. Mr. Martin is eligible for benefits generally available to other employees and the use of a company vehicle.

Mr. Shara is covered by an agreement that is described above in the Compensation Discussion and Analysis section.

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Director Benefits

An annual medical examination is made available to each director.

Retirement Plan for the Board of Directors of Provident Bank

The Retirement Plan for the Board of Directors of Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes one current director), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of such change in control.

As a result of the merger, the company assumed responsibility for the Lakeland Bancorp, Inc. Director’s Deferred Compensation Plan. The Lakeland Bancorp, Inc. Director’s Deferred Compensation Plan provides compensation to Directors after separation of service with an annual benefit for 10 years. Eligible Directors must have served a minimum of 5 or more years to receive a benefit. Benefit amounts are determined by years of service with the minimum annual benefit set at $5,000 and maximum annual benefit set at $17,500. Payments begin the 1st of the month after the Directors separation of service or Normal Retirement date. As of the date of this proxy statement, one current director participates in this plan.

Voluntary Fee Deferral Plans

Effective November 1, 2023, the company terminated the PFS, Inc. Board of Directors Voluntary Fee Deferral Plan, the First Savings Bank Directors’ Deferred Fee Plan, and the SB One Bancorp Directors’ Deferred Fee Plan, in compliance with Internal Revenue Code Section 409(A), which governs non-qualified fee deferral plans. Section 409(A) requires that if one plan is terminated, all similar plans be terminated. The company determined that the Board of Directors Voluntary Fee Deferral Plan, the First Savings Bank Directors’ Deferred Fee Plan, and the SB One Bancorp Directors’ Deferred Fee Plan, were similar plans and must be terminated at the same time and benefits distributed. Benefits from all plans were distributed with final distributions on or about November 1, 2024.

The following table sets forth for the year ended December 31, 2024 certain information as to total remuneration paid to directors for their service on the board of directors in 2024 other than Messrs. Martin, Labozzetta and Shara, who are not paid director fees. There were no stock options outstanding as of December 31, 2024, and no other compensation was paid to the non-executive directors for their service in 2024. Mr. Martin received an annual salary of $550,000 for his service as Executive Chairman. Compensation paid to Messrs. Labozzetta and Shara is included in this Proxy Statement under the heading “Executive Compensation-Summary Compensation Table.”

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
James P. Dunigan	102,500	89,999	12,799	17,914	223,212
Frank L. Fekete	99,375	89,999	3,932	6,914	200,220
Ursuline F. Foley	89,375	89,999	—	6,914	186,288
Terence Gallagher(4)	10,625	—	—	6,914	17,539
Matthew K. Harding	106,875	89,999	—	17,914	214,788
Edward J. Leppert	106,875	89,999	—	6,914	203,788
Nadine Leslie	82,500	89,999	—	8,613	181,112
Robert McNerney(4)	3,125	—	—	6,914	10,039
John Pugliese	105,000	89,999	—	17,914	212,913
Brian M. Flynn(5)	90,625	89,999	—	—	180,624
Brian A. Gragnolati(5)	92,500	89,999	—	—	182,499
James E. Hanson, II(5)	85,000	89,999	—	—	174,999
Robert E. McCracken(5)	73,750	89,999	—	—	163,749

(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. The stock awards were made on May 28, 2024. These stock awards are time-vesting awards that vest in one year and reflect the total outstanding shares at year end.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Mr. Fekete has benefits under this plan. The amounts shown also include interest earned on deferred director fees for Mr. Dunigan.
(3)	All other Compensation includes Dividends paid on Stock Awards granted. For Messrs. Dunigan, Harding and Pugliese and Ms. Leslie the amounts shown also include benefits received under an Executive Health Plan.
(4)	Messrs. Gallagher and McNerney retired from the board of directors in conjunction with the closing of the merger with Lakeland on May 16, 2024.
(5)	In connection with the closing of the merger with Lakeland, Messrs. Flynn, Gragnolati, Hanson and McCracken, who are all former directors of Lakeland, were appointed as new directors to the board of directors.

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Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Provident’s issued and outstanding shares of common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table shows, as of February 28, 2025, certain information as to persons who beneficially owned more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of February 28, 2025.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding(1)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	7,738,784(2)	5.9%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	7,941,122(3)	6.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,605,199(4)	11.2%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,174,463(5)	14.7%

(1)	Based on 130,500,905 shares of Provident common stock outstanding as of February 28, 2025.
(2)	This information is based on a Form 13F Information Table filed with the SEC on February 13, 2025 by Dimensional Fund Advisors LP.
(3)	This information is based on a Form 13F Information Table filed with the SEC on February 14, 2025 by State Street Corporation.
(4)	This information is based on a Form 13F Information Table filed with the SEC on February 11, 2025 by The Vanguard Group.
(5)	This information is based on a Form 13F Information Table filed with the SEC on February 7, 2025 by BlackRock, Inc.

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Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors, and executive officers as a group, as of February 28, 2025.

Name	Position(s) held with Provident Financial Services, Inc. and/or Provident Bank	Shares Owned Directly and Indirectly(1)	Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards Included in Beneficial Ownership
Nominees
James P. Dunigan	Director	43,512	—	43,512	*	6,177
Matthew K. Harding	Director	64,219	—	64,219	*	6,177
Anthony J. Labozzetta	President and Chief Executive Officer	520,500	—	520,500	*	22,148
Robert E. McCracken	Director	131,633	—	131,633	*	6,177
Incumbent Directors
Frank L. Fekete	Director	76,791	—	76,791	*	6,177
Brian M. Flynn	Director	44,622	—	44,622	*	6,177
Ursuline F. Foley	Director	37,232	—	37,232	*	6,177
Brian A. Gragnolati	Director	29,638	—	29,638	*	6,177
James E. Hanson, II	Director	128,981	—	128,981	*	6,177
Edward J. Leppert	Director	148,364	—	148,364	*	6,177
Nadine Leslie	Director	19,316	—	19,316	*	6,177
Christopher Martin	Executive Chairman	849,195	402,191	1,251,386	*	—
John Pugliese	Director	107,515	—	107,515	*	6,177
Thomas J. Shara	Executive Vice Chairman	534,830	—	534,830	*	32,020
Executive Officers Who Are Not Directors
Thomas M. Lyons	Senior Executive Vice President and Chief Financial Officer	290,934	—	290,934	*	9,293
Valerie O. Murray	Executive Vice President, Chief Wealth Management Officer and President of Beacon Trust Company	92,761	—	92,761	*	8,367
Ravi Vakacherla	Executive Vice President and Chief Digital and Innovation Officer	9,737	—	9,737	*	9,121
All directors and executive officers as a group (27 persons)		3,778,239	402,191	4,180,430	3.10%	240,313

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*	Direct, plus 401(K) and ESOP, and IRA’s
*	Less than 1%

(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our (ESOP) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	203,590	24,661
Anthony J. Labozzetta	—	1,909
Thomas M. Lyons	59,166	22,261
Valerie O. Murray	18,475	9,681
Ravi Vakacherla	—	—
All executive officers as a group (13 persons)	292,325	94,415

(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of February 28, 2025.
(3)	Based on 130,500,905 shares of Provident common stock outstanding as of February 28, 2025. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 28, 2025 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the Securities and Exchange Commission showing the holdings of, or transactions in, our common stock. Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports are required, we believe that in 2024 all reporting persons filed the required reports on a timely basis under Section 16(a).

Proposal 2 Advisory Vote to Approve Executive Compensation

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2024 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of our stockholders and will consider the outcome of this vote in future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO PROVIDENT’S NAMED EXECUTIVE OFFICERS.

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Proposal 3 Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the year ended December 31, 2024 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2025, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting virtually, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees

The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $3,100,000 and $1,730,000 during the fiscal years ended December 31, 2024 and 2023, respectively. The higher audit fees during 2024 related primarily to the company’s acquisition of Lakeland during 2024.

Audit-Related Fees

The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $0 and $10,950 during the fiscal year ended December 31, 2024 and 2023, respectively. The 2023 services were rendered for audits of our employee benefit plans. The 2024 services relate to work performed by KPMG LLP to transition the audits of our employee benefit plans to a new service provider.

Tax Fees

The aggregate fees billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning during the fiscal years ended December 31, 2024 and 2023 were $210,000 and $0. The 2024 tax fees related to tax compliance services rendered by KPMG related to Lakeland Bancorp, Inc.’s 2023 tax returns and 2024 short period returns and assistance with tax examinations. Agreements for these services were previously entered into by Lakeland prior to the Company’s acquisition of Lakeland. The Audit Committee currently has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance, and other tax-related services.

All Other Fees

No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2024 and 2023.

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Pre-Approval Policy

Our Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM.

Submission of Stockholder Proposals

To be eligible for inclusion in our proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our administrative office at 111 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001, no later than November 16, 2025. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 16, 2025 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include, among other matters, the stockholder’s name, record address, and number of shares owned; a brief description of the proposed business; the reasons for bringing the proposed business before the Annual Meeting; any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy materials under SEC Rule 14a-8 any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Notice of Solicitation of Proxies

In addition to the requirements set forth above under “Advance Notice of Business to be Conducted at an Annual Meeting” SEC Rule 14a-19 requires a stockholder intending to engage in a director election contest with respect to the company’s 2026 Annual Meeting of stockholders to give the company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is February 25, 2026.

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Other Matters

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named therein to vote the shares represented by the proxy in accordance with their best judgment as to any such matters.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2024, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 111 WOOD AVENUE SOUTH, P.O BOX 1001, ISELIN, NEW JERSEY 08830-1001.

THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT WWW.PROVIDENT.BANK.

THE CHARTERS OF OUR AUDIT, COMPENSATION AND HUMAN CAPITAL, FINANCE, GOVERNANCE/NOMINATING, ENTERPRISE RISK, AND TECHNOLOGY COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT WWW.PROVIDENT.BANK. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 111 WOOD AVENUE SOUTH, P.O BOX 1001, ISELIN, NEW JERSEY 08830-1001.

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General Information

The Board of Directors of Provident is soliciting proxies for our 2025 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting. The Annual Meeting will be held in a virtual format on Thursday, April 24, 2025 at 10:00 a.m.

A Notice Regarding the Availability of Proxy Materials is first being sent to our stockholders on March 12, 2025.

The 2025 Annual Meeting of Stockholders

Date and Time: Our Annual Meeting of Stockholders will be held in a virtual format only on April 24, 2025, 10:00 a.m., Eastern Standard Time at www.virtualshareholdermeeting. com/PFS2025. The board of directors believes that utilizing a virtual meeting format provides an opportunity for a broader group of stockholders to participate in the Annual Meeting, while also reducing the costs and environmental impact associated with holding an in-person meeting.

Participation in the Virtual Stockholder Meeting: Stockholders as of the close of business on the record date may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/PFS2025, and logging-in by using the 16-digit control number indicated on their proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials. We recommend that stockholders log-in to our virtual annual meeting at least 15 minutes before the scheduled starting time.

Record Date: February 28, 2025.

Shares Entitled to Vote: 130,500,905 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting: To consider and vote on the election of four directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Vote Required: Subject to our majority voting policy described under the heading “Corporate Governance-Majority Voting Policy” in this Proxy Statement, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Board Recommendation: Our board of directors recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Provident: Provident is a Delaware corporation and the bank holding company for Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout northern and central New Jersey, eastern Pennsylvania, and Queens and Nassau Counties in New York. Our principal administrative offices are located at 111 Wood Avenue South, Iselin, New Jersey 08830-1001. Our telephone number is (732) 590-9200.

Who Can Vote

February 28, 2025 is the record date for determining the stockholders of record who are entitled to vote at our Annual Meeting. On February 28, 2025, 130,500,905 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 6,162 holders of record. The virtual presence, by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on February 28, 2025 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

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Matters to be Considered

The purpose of our Annual Meeting is to elect four directors, vote on an advisory basis on executive compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Participate in the Virtual Annual Meeting

You may participate in the virtual Annual Meeting by going to www.virtualshareholdermeeting.com/PFS2025, and logging-in by using the 16-digit control number indicated on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials. We recommend that you log-in to the virtual Annual Meeting at least 15 minutes before the scheduled start time.

How to Vote

You may vote your shares:

•	By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.
•	By written proxy. Stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.
•	At the Annual Meeting. Stockholders of record may vote by logging-in to the virtual Annual Meeting and following the instructions.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote by April 20, 2025, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, virtually, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (non-voted proxies submitted by a bank or broker) will be counted for the purpose of determining whether a quorum is present.

Subject to our majority voting policy described under the heading “Corporate Governance-Majority Voting Policy” in this Proxy Statement, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation, and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at our Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to our Corporate Secretary prior to the voting of such proxy;
•	submitting a properly executed proxy bearing a later date;
•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or
•	voting virtually at the Annual Meeting; however, simply participating in the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.
111 Wood Avenue South
P.O. Box 1001
Iselin, New Jersey 08830-1001
Attention: Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies. In addition to solicitation of proxies by mail, we will request that banks, brokers, and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. Alliance Advisors, LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $8,500 plus reasonable expenses estimated to be $5,000 for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail, or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•	If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at their toll free number, 1-866-540-7095, or by writing them at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

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P.O. BOX 1001 ISELIN, NJ 08830 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 23, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 23, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63144-P25142 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PROVIDENT FINANCIAL SERVICES, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR ALL nominees: 1. The election as directors of all nominees listed below (except as marked to the contrary on the right), each for a three-year term: Nominees: 01) James P. Dunigan 02) Matthew K. Harding 03) Anthony J. Labozzetta 04) Robert E. McCracken To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3: 2. The approval (non-binding) of executive compensation. 3. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com. V63145-P25142 REVOCABLE PROXY PROVIDENT FINANCIAL SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS April 24, 2025 10:00 a.m. E.T. THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC. SOLICITS THIS PROXY. The undersigned hereby appoints Edward J. Leppert, Brian M. Flynn and John Pugliese or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held in a virtual format only,on Thursday, April 24, 2025 at 10:00 a.m., Eastern Standard Time, and at any and all adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in accordance with their best judgment upon such other matters as may properly come before such Annual Meeting and at any and all adjournments or postponements thereof. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THIS PROXY; AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the signer elect to vote at the Annual Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2025 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Continued and to be signed on reverse side